UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Rubicon Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RUBICON TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 24, 2009

As a shareholder of RUBICON TECHNOLOGY, INC., a Delaware corporation (the “Company”), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency O’Hare, 9300 W. Bryn Mawr Avenue, Rosemont, Illinois 60018, at 8:00 a.m. local time, on June 24, 2009, for the following purposes:

1. To elect two directors named in the attached proxy statement to three-year terms;

2. To ratify the selection of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2009;

3. To approve the amendment and restatement of the Rubicon Technology, Inc. 2007 Stock Incentive Plan; and

4. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

Only shareholders of record at the close of business on May 1, 2009 will be entitled to vote at the Annual Meeting and any adjournment thereof.

We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

Your attention is directed to the attached Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

WILLIAM F. WEISSMAN

SECRETARY

Franklin Park, Illinois

April 30, 2009

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on June 24, 2009.

This Proxy Statement and the 2008 Annual Report are available at:

https://materials.proxyvote.com/78112T

i

RUBICON TECHNOLOGY, INC.

9931 FRANKLIN AVENUE

FRANKLIN PARK, ILLINOIS 60131

Corporate Internet Site: www.rubicon-es2.com

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 24, 2009

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement and proxy card (the “Proxy Materials”) in connection with the solicitation by the Board of Directors of Rubicon Technology, Inc., a Delaware corporation (“Rubicon,” the “Company,” “we,” “us,” and “our”), of proxies to be voted at our 2009 Annual Meeting of Shareholders (the “Annual Meeting”). The proxies also may be voted at any continuations, adjournments or postponements of the meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We are first sending the proxy materials to shareholders on or about May 18, 2009.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on June 24, 2009 at 8:00 a.m. local time, at the Hyatt Regency O’Hare, 9300 W. Bryn Mawr Avenue, Rosemont, Illinois 60018. Shareholders who are entitled to vote may attend the meeting, as well as our invited guests.

3. What do I need to attend the Annual Meeting?

Shareholders of Record. If you are a Shareholder of Record and plan to attend the meeting, please bring photo identification.

Beneficial Owners. If you are a Beneficial Owner and you plan to attend the meeting, you must present proof of your ownership of Rubicon shares as of May 1, 2009, such as a bank or brokerage account statement, as well as photo identification. If you wish to vote at the meeting, you must also bring a legal proxy.

4. What proposals are being presented for shareholder vote at the Annual Meeting?

There are two proposals from Rubicon to be considered and voted on at the meeting:

1.	Proposal 1: To elect two directors named in this proxy statement to three-year terms (see page 5); and

2.	Proposal 2: To ratify the selection of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2009 (see page 12).

3.	Proposal 3: To approve the amendment and restatement of the Rubicon Technology, Inc. 2007 Stock Incentive Plan (see page 29).

5. How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares (1) “FOR” the election of the two directors named in this proxy statement and (2) “FOR” the ratification of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2009.

6. Are there any other matters to be acted upon at the Annual Meeting?

We do not know of any other matter to be presented or acted upon at the meeting. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

7. Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of our common stock, par value $0.001, as of the close of business on the record date, May 1, 2009. Each share of common stock is entitled to one vote and there is no cumulative voting. At May 1, 2009, we expect to have 20,039,225 shares of common stock outstanding. Both Delaware law and our bylaws require our Board to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to attend and vote at the Annual Meeting and any continuations, adjournments or postponements of the meeting.

8. How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, holders of a majority of our outstanding shares of common stock as of the close of business on May 1, 2009 must be present in person or by proxy. This is referred to as a quorum. At May 1, 2009, we expect to have 20,039,225 shares of common stock outstanding. Accordingly, the presence of the holders of common stock representing at least 10,019,613 shares will be required to establish a quorum. Your shares are counted as present if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

9. How many votes are needed to approve the proposals?

Proposal 1: The election of each nominee for director named in this proxy statement requires the affirmative vote of the holders of shares representing a plurality of the votes cast in the election of directors. Votes that are withheld and broker non-votes will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The nominees would each be appointed to three-year terms if they individually receive enough votes.

Proposal 2 and Proposal 3: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year and to approve the amendment and restatement of the Rubicon Technology, Inc. 2007 Stock Incentive Plan.

If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “for” the particular matter, they will have the same effect as negative votes or votes against that matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such broker non-votes will be counted in determining whether there is a quorum. As broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

10. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name on the books and records of our transfer agent, you are a “Shareholder of Record.” Rubicon sent the Proxy Materials directly to you.

If your shares are held for you in the name of your broker or bank, your shares are held in “Street Name” and you are considered the “Beneficial Owner.” The Proxy Materials have been forwarded to you by your broker, bank or other holder of record, who is considered, with respect to those shares, the Shareholder of Record. As the Beneficial Owner, you have the right to direct your broker, bank or other Shareholder of Record on how to vote your shares by using the voting instruction card included in the mailing. The answer to Question 14 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you. The answer to Question 3 describes how Beneficial Owners may attend the meeting.

11. How do I vote?

By mail: Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a Shareholder of Record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a Beneficial Owner, please also see Question 14 below.

By telephone: You may vote by telephone using the toll-free phone number indicated on the proxy card. Be sure to have your proxy card in hand when you call and then follow the instructions.

By internet: You may vote by internet at the web site indicated on the proxy card. Be sure to have your proxy card when accessing the web site and then follow the instructions.

In person at the Annual Meeting: All shareholders may vote in person at the Annual Meeting. If you are a Beneficial Owner, you must obtain a legal proxy from your broker, bank or other Shareholder of Record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

12. What can I do if I change my mind after I vote my shares?

If you are a Shareholder of Record, you can revoke your proxy before it is exercised by (1) sending written notice to our Secretary, (2) timely delivering a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

If you are a Beneficial Owner of shares, you may submit new voting instructions by contacting your bank, broker or other Shareholder of Record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to Question 11.

13. What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) “FOR” the election of the two directors named in this proxy statement to three-year terms, (2) “FOR” the ratification of Grant Thornton LLP as our independent auditors, (3) “FOR” the amendment and restatement of the Rubicon Technology, Inc. 2007 Stock Incentive Plan, and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting. If you are a Beneficial Owner, see Question 14 below.

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding paragraph, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

14. Will my shares be voted if I do not provide my proxy or instruction form?

If you are a Shareholder of Record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you are a Beneficial Owner and hold shares through an account with a bank or broker, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under the NASDAQ Global Market rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the ratification of the selection of independent auditors are considered routine matters. When a proposal is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

15. What does it mean if I receive more than one proxy card?

If you received multiple proxy cards, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. You should complete, sign, date and return your proxy card(s), as described in each proxy card you receive.

16. Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone at no additional compensation. We will also ask Shareholders of Record who are brokerage firms, custodians and fiduciaries to forward proxy materials to the beneficial owners of such shares and upon request we will reimburse such Shareholders of Record for the customary costs of forwarding the proxy materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors, who are divided into three classes with staggered terms. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. The terms of Gordon Hunter and Michael E. Mikolajczyk as directors of the Company will expire at the time of the Annual Meeting. Following the recommendation of the Nominating and Governance Committee, the Board of Directors recommends the re-election of Messrs. Hunter and Mikolajczyk to three-year terms.

Although both the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

Information, including their business experience for the past five years, about the nominees for election as directors and about our other directors whose terms of office do not expire this year appears below.

NOMINEES FOR ELECTION TO THREE-YEAR TERMS

Gordon Hunter, 57, joined us in August 2007 as a member of our Board of Directors and currently serves on the Audit Committee and the Nominating and Governance Committee. Since June 2002, Mr. Hunter has served as a director and, since January 2005, he has served as the chairman of the board, president and chief executive officer of Littelfuse, Inc., an international supplier of fuses and other circuit protection products for the electronics industry. Mr. Hunter served as the chief operating officer of Littelfuse from November 2003 through December 2004. Prior to joining Littelfuse, Mr. Hunter was vice president, Intel Communications Group, and general manager, Optical Products Group for Intel Corporation. Mr. Hunter was responsible for managing Intel’s access and optical communications business segments within the Intel Communications Group after joining Intel in February 2002. Mr. Hunter currently serves on the Council of Advisors of Shure Incorporated. Mr. Hunter holds a BS in electrical engineering from the University of Liverpool, England, and an MBA from London Business School.

Michael E. Mikolajczyk, 57, served as a member of our Board of Directors from June 2001 until May 2002 and rejoined our Board of Directors in March 2004. Additionally, Mr. Mikolajczyk currently serves as a member of our Audit Committee and Compensation Committee. Since September 2003, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private equity firm. From 2001 through 2003, Mr. Mikolajczyk worked as an independent consultant providing business and financial advisory services to early stage and mid-cap companies. Mr. Mikolajczyk also served as vice chairman of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, from 2000 to 2001, president from 1998 to 2000 and chief financial officer from 1994 to 1998. Mr. Mikolajczyk served as chief financial officer of Technology Solutions Company, a business solutions provider, from 1992 to 1994. Mr. Mikolajczyk currently serves as a director of Diamond Management & Technology Consultants, Inc. Mr. Mikolajczyk is a CPA in the State of Michigan and holds a BS in business from Wayne State University and an MBA from Harvard Business School.

Our Board of Directors recommends that you vote “FOR” the election of these two directors to three-year terms.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Continuing Directors for Term Ending Upon the 2010 Annual Meeting of Shareholders

Don N. Aquilano, 42, has served as a member of our Board of Directors since May 2002 and as the chairman of our Board of Directors since May 2005. He currently serves as a member of our Audit Committee and

Nominating and Governance Committee. Since 2000, Mr. Aquilano has served as managing director and president of Gazelle TechVentures, a venture capital fund. Mr. Aquilano holds a BS from the University of Arizona and an MBA from Harvard Business School.

Donald R. Caldwell, 62, joined us in February 2001 as a member of our Board of Directors. He currently serves on our Compensation Committee and Nominating and Governance Committee. In March 1999, Mr. Caldwell founded Cross Atlantic Capital Partners, Inc., a venture capital fund manager, and he presently serves as its chairman and chief executive officer. Prior to founding Cross Atlantic Capital Partners, Mr. Caldwell was president and chief operating officer and a director of Safeguard Scientifics, Inc., a holding company which provides management resources and capital, from 1996 to 1999. In addition, since June 1994, Mr. Caldwell has served as a director of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, and he also serves as a director of Quaker Chemical Corporation, a provider of process chemicals and chemical specialties, Haverford Trust Company, a provider of wealth advisory and investment management services, Voxware, Inc., a supplier of voice driven solutions, Health Benefits Direct Corporation, a leader in the direct marketing and distribution of health and life insurance products, and Lightning Gaming, Inc., a developer and marketer of poker tables. Mr. Caldwell is a CPA in the State of New York and holds a BS in accounting from Babson College and an MBA from the Harvard Business School.

Continuing Directors for Term Ending Upon the 2011 Annual Meeting of Shareholders

Raja M. Parvez, 51, has served as our president and chief executive officer since January 2006 and as a member of our Board of Directors since August 2006. Prior to joining us, Mr. Parvez served as chief operating officer, chief manufacturing officer and vice president at CyOptics, Inc., a designer, developer and marketer of indium phosphide optical chips and components for access, metro and long-haul communications systems from July 2001 through December 2005. From July 2000 to July 2001, Mr. Parvez was president and vice president of manufacturing at Optigain, Inc. a subsidiary of FiTel Technologies, a designer and manufacturer of amplifiers for communications systems. From 1984 to 2000, he was at Lucent Technologies, where he served as distinguished and consulting member of the technical staff. His focus was on operational excellence for Lucent-Optoelectronics products, including indium phosphide and lithium niobate components. Mr. Parvez holds a BS in mechanical engineering from the University of Peshawar, an MS in industrial engineering and an MS in management, each from Polytechnic University in New York.

Raymond J. Spencer, 58, joined us in January 2008 as a member of our Board of Directors and Compensation Committee. Since February 2007, Mr. Spencer has served as chief executive officer of the Financial Services Strategic Business Unit of Cap Gemini SA, a provider of consulting, technology and outsourcing services. From February 1989 to February 2007, Mr. Spencer served as chairman and chief executive officer of Kanbay International, Inc., an information technology services firm. From 1970 to 1989, Mr. Spencer was employed by the Institute of Cultural Affairs (ICA), a not-for-profit development organization. At ICA, Mr. Spencer was the country head for India from 1970 to 1976 and was later involved in worldwide fundraising, government relations and investment operations. Mr. Spencer attended the Adelaide University School of Law.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board of Directors determined that Messrs. Aquilano, Caldwell, Hunter, Mikolajczyk and Spencer, representing five of our six directors, are “independent directors” as defined under the rules of the NASDAQ Global Market, constituting a majority of our Board of Directors as required by the rules of the NASDAQ Global Market.

Committees of the Board of Directors and Meetings

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees is composed entirely of non-employee directors who have been determined by our Board of Directors to be independent under the current requirements of the NASDAQ Global Market and the rules and regulations of the Securities and Exchange Commission (“SEC”) and operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. All committee charters are available for review on our web site, www.rubicon-es2.com. A copy of any committee charter may be obtained, without charge, upon written request to William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

Described below are the membership and principal responsibilities of all of the committees of the Board of Directors as well as the number of meetings held during fiscal 2008. In addition, the Board of Directors held nine meetings during fiscal 2008. All directors attended 75% or more of these meetings, including regularly scheduled and special meetings, and the meetings of all committees of the board on which they served that were held in the past fiscal year during the periods in which they were directors or served on such committees. Our non-employee directors meet regularly without our chief executive officer present.

Audit Committee

Don N. Aquilano, Gordon Hunter and Michael E. Mikolajczyk serve on our Audit Committee. Mr. Mikolajczyk is the chairman of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for financial sophistication and independence for Audit Committee membership under the current requirements of the NASDAQ Global Market and SEC rules and regulations. Our Board of Directors has also determined that Mr. Mikolajczyk is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee’s responsibilities include, but are not limited to:

•	selecting and hiring our independent auditors, and approving the audit and permitted non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, experience, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy, effectiveness and integrity of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC in our annual proxy statement.

Our Audit Committee held thirteen meetings during fiscal 2008.

Compensation Committee

Donald R. Caldwell, Michael E. Mikolajczyk and Raymond J. Spencer serve on the Compensation Committee. Mr. Caldwell is the chairman of our Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

•	reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries and annual bonuses;

•	evaluating and recommending to the board incentive compensation plans;

•	overseeing an evaluation of the performance of our executive officers;

•	administering, reviewing and making recommendations with respect to our equity compensation plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•	preparing the Compensation Committee report required by the SEC in our annual proxy statement.

Our Compensation Committee held three meetings during fiscal 2008.

Nominating and Governance Committee

Don N. Aquilano, Gordon Hunter and Donald R. Caldwell serve on the Nominating and Governance Committee. Mr. Hunter is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include, but are not be limited to:

•	developing and recommending to the board criteria for board and committee membership;

•	assisting our board in identifying prospective director nominees and recommending to the board director nominees for each annual meeting of shareholders;

•	recommending members for each board committee to our Board of Directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors; and

•	overseeing the evaluation of the Board of Directors.

Our Nominating and Governance Committee held two meetings during fiscal 2008.

Code of Ethics

We have adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics is available on our website at www.rubicon-es2.com. We will post any amendments to the code, or any waivers of its requirements, to that website.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or previously served as one of our officers or employees. None of our named executive officers serve, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

One member of our Compensation Committee, Mr. Caldwell, is affiliated with entities that entered into certain registration rights agreements, shareholder agreements, stock purchase agreements and voting agreements with us. See “Certain Relationships and Related Party Transactions.”

Policies and Procedures Governing Director Nominations

The Nominating and Governance Committee considers candidates for nomination to the Board of Directors from a number of sources, including recommendations by current members of the Board of Directors and members of management. Current members of the Board of Directors are considered for re-election unless they have notified us that they do not wish to stand for re-election. The Nominating and Governance Committee will also consider director candidates recommended by our shareholders. Shareholders desiring to submit recommendations for director candidates must follow the following procedures:

•

The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended candidate to be considered by the committee for nomination for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Secretary of the Company not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.

•

This recommendation must be in writing and must include the following initial information: (i) the shareholder’s name and address, number of shares owned and proof of ownership; (ii) the name of the candidate; (iii) the candidate’s resumé or a listing of his or her qualifications to be a director of the Company; (iv) all other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board of Directors; and (v) the candidate’s written consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board of Directors. The Nominating and Governance Committee may subsequently request additional information regarding the candidate.

•	Recommendations must be sent by U.S. Mail, courier or expedited delivery service to William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

In evaluating nominees for director, the Nominating and Governance Committee is guided by, among other things, the objective that the board be composed of qualified, dedicated and highly regarded individuals who have experience relevant to our operations and who understand the complexities of our business environment. The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet, but rather, in identifying and evaluating candidates for nomination, the committee considers, in addition to the objectives described above, whether the candidate (i) demonstrates high ethical standards and accountability, (ii) has demonstrated substantial achievement and leadership in business, government, academic or other relevant fields, (iii) is dedicated to exercising independent and informed business judgment, (iv) is prepared and able to participate fully in Board activities, including service on committees, and (v) is not engaged in any activity adverse to, and does not serve on the board of another company whose interests are adverse to, or in conflict with, our interests. The Nominating and Governance Committee may also consider other factors such as whether the candidate is independent within the meaning of the listing standards of the NASDAQ Global Market and whether the candidate meets any additional requirements for service on the Audit Committee. The Nominating and Governance Committee does not intend to evaluate candidates recommended by shareholders any differently than other candidates.

Interested Party Communications with the Board of Directors

Interested parties, including shareholders, may communicate by mail with all or selected members of the Board of Directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title (for example, “Chairman of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent c/o William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual shareholders’ meeting. All directors participated in the 2008 Annual Meeting of Shareholders.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Rubicon’s financial reporting process.

Rubicon’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Rubicon’s independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee conducted its oversight activities in accordance with the duties and responsibilities outlined in the Audit Committee charter. These activities included, but were not limited to, the following during the fiscal year ended December 31, 2008:

•

Reviewed and discussed with management and the independent auditors the audited financial statements, the quarterly financial statements, and the earnings press releases for the year ended December 31, 2008. Management has the primary responsibility for such financial statements and press releases.

•

Discussed with the independent auditors the matters requiring discussion by the statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

Received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

In reliance on the committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Rubicon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Michael E. Mikolajczyk, Chairman

Don N. Aquilano

Gordon Hunter

DIRECTOR COMPENSATION

Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. All non-employee directors receive an annual fee of $50,000, plus $5,000 per year for service on the Audit Committee, $2,500 per year for service on the Compensation Committee and $1,000 per year for service on the Nominating and Governance Committee. The chairmen of the Audit, Compensation and Nominating and Governance Committees receive, per year, $10,000, $5,000 and $3,000, respectively, in each case in lieu of committee service compensation. No additional payment is made for meeting attendance. All fees are paid in quarterly installments and are payable 50% in cash and 50% in either common stock, restricted stock or stock options. In addition, each of our non-employee directors who is not a representative of a principal shareholder of our Company receives a one-time grant of restricted stock upon appointment to the Board of Directors. Each restricted stock award is valued at $100,000, based on the market price of our common stock at the time grant, and vests ratably on each of the first three anniversaries of the date of grant. We also have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings or conducting Company business.

The following table sets forth information regarding the aggregate compensation we paid to the members of our Board of Directors for fiscal 2008:

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Total
Don N. Aquilano	$28,030	$22,731	(2)	$50,762
Raja M. Parvez	—	—		—
Donald R. Caldwell	28,030	22,731	(3)	50,762
Gordon Hunter	29,026	56,870	(4)	85,896
Michael E. Mikolajczyk	31,281	58,702	(5)	89,983
Raymond J. Spencer	26,291	53,825	(6)	80,116

(1)	Amounts reflect grants of restricted stock and common stock. With respect to each restricted stock grant, amounts reflect the compensation cost that the Company recognized for financial accounting purposes during 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), as discussed in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	On March 31, 2008, we awarded Mr. Aquilano 241 shares of restricted stock valued at $28.98 per share on such date which vest ratably over three years beginning April 1, 2008. On June 30, 2008, we awarded Mr. Aquilano 344 shares of common stock valued at $20.32 per share. On September 30, 2008, we awarded Mr. Aquilano 969 shares of common stock valued $7.22 per share. On December 31, 2008, we awarded Mr. Aquilano 1,643 shares of common stock valued at $4.26 per share.
(3)	On March 31, 2008, we awarded Mr. Caldwell 241 shares of restricted stock valued at $28.98 per share on such date which vest ratably over three years beginning April 1, 2008. On June 30, 2008, we awarded Mr. Caldwell 344 shares of common stock valued at $20.32 per share. On September 30, 2008, we awarded Mr. Caldwell 969 shares of common stock valued $7.22 per share. On December 31, 2008, we awarded Mr. Caldwell 1,643 shares of common stock valued at $4.26 per share.
(4)	On March 31, 2008, we awarded Mr. Hunter 250 shares of restricted stock valued at $28.98 per share on such date which vest ratably over three years beginning April 1, 2008. On June 30, 2008, we awarded Mr. Hunter 356 shares of common stock valued at $20.32 per share. On September 30, 2008, we awarded Mr. Hunter 1,004 shares of common stock valued $7.22 per share. On December 31, 2008, we awarded Mr. Hunter 1,701 shares of common stock valued at $4.26 per share.
(5)	On March 31, 2008, we awarded Mr. Mikolajczyk 269 shares of restricted stock valued at $28.98 per share on such date which vest ratably over three years beginning April 1, 2008. On June 30, 2008, we awarded Mr. Mikolajczyk 384 shares of common stock valued at $20.32 per share. On September 30, 2008, we awarded Mr. Mikolajczyk 1,082 shares of common stock valued $7.22 per share. On December 31, 2008, we awarded Mr. Mikolajczyk 1,833 shares of common stock valued at $4.26 per share.
(6)	On January 29, 2008, with his appointment as a Director, we awarded Mr. Spencer 4,310 shares of restricted stock valued at $24.70 per share which vest ratably over three years beginning on January 29, 2008. On March 31, 2008, we awarded Mr. Spencer 226 shares of restricted stock valued at $28.98 per share on such date which vest ratably over three years beginning April 1, 2008. On June 30, 2008, we awarded Mr. Spencer 322 shares of common stock valued at $20.32 per share. On September 30, 2008, we awarded Mr. Spencer 908 shares of common stock valued $7.22 per share. On December 31, 2008, we awarded Mr. Spencer 1,540 shares of common stock valued at $4.26 per share.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2009 and is submitting this matter to the shareholders for their ratification. Grant Thornton has served as the Company’s independent auditors since 2002. One or more representatives of Grant Thornton will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by shareholders.

In the event the proposal to ratify the selection of Grant Thornton is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next fiscal year ending December 31, 2010. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2009 to stand unless the Board of Directors finds other reasons for making a change.

Audit Fees

The aggregate fees billed by Grant Thornton for audit services (audit of the Company’s annual financial statements, reviews of the Company’s interim unaudited financial statements, and assistance with and review of SEC filings, including those in connection with the Company’s initial public offering and secondary offering) for fiscal 2008 and fiscal 2007 were $362,117and $206,500, respectively.

Audit-Related Fees

There were no audit-related fees billed by Grant Thornton in fiscal 2008 or fiscal 2007.

Tax Fees

The aggregate fees billed by Grant Thornton in fiscal 2008 and fiscal 2007 for tax planning services were $27,362 and $23,115, respectively.

All Other Fees

There were no other fees billed by Grant Thornton in fiscal 2008 or fiscal 2007 for any other services. None of the services provided by Grant Thornton consisted of financial information systems design or implementation services.

Pre-Approval Policy and Procedures

In accordance with provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services provided to the Company by its independent auditors.

Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Grant Thornton LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2009.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The following table sets for the certain information concerning each of our executive officers:

Name	Age	Position
Raja M. Parvez	51	President, Chief Executive Officer and Director
William F. Weissman	50	Chief Financial Officer, Treasurer and Secretary
Happy (Hap) R. Hewes	44	Senior Vice President—Sales and Marketing and Assistant Secretary

Raja M. Parvez has served as our president and chief executive officer since January 2006 and as a member of our board of directors since August 2006. Prior to joining us, Mr. Parvez served as chief operating officer, chief manufacturing officer and vice president at CyOptics, Inc., a designer, developer and marketer of indium phosphide optical chips and components for access, metro and long-haul communications systems from July 2001 through December 2005. From July 2000 to July 2001, Mr. Parvez was president and vice president of manufacturing at Optigain, Inc. a subsidiary of FiTel Technologies, a designer and manufacturer of amplifiers for communications systems. From 1984 to 2000, he was at Lucent Technologies, where he served as distinguished and consulting member of the technical staff. His focus was on operational excellence for Lucent-Optoelectronics products, including indium phosphide and lithium niobate components. Mr. Parvez holds a BS in mechanical engineering from the University of Peshawar, an MS in industrial engineering and an MS in management, each from Polytechnic University in New York.

William F. Weissman joined us in July 2007 as our chief financial officer, treasurer and secretary. From 1995 to 2007, Mr. Weissman served in various capacities at Kanbay International, Inc., an information technology services firm, including chief financial officer, vice president, executive vice president and secretary. Additionally, Mr. Weissman served as a manager of Kanbay LLC, Kanbay International, Inc.’s immediate predecessor company, from December 1997 to August 2000. Mr. Weissman holds a BA in business administration from Seton Hall University.

Hap R. Hewes has served as our senior vice president—sales and marketing since January 2006. He has served as assistant secretary since August 2007. Mr. Hewes also served as a vice president with responsibilities in operations, supply chain and new business development from March 2004 to January 2006. Prior to joining us, Mr. Hewes served in various business management and product development roles from 1997 to 2004 in both the photonics group of Saint-Gobain Crystals Division USA, and with Saphikon, Inc., a producer of sapphire products. Mr. Hewes holds a BS in biology from Cornell University and an MBA from the University of Michigan Business School.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2008 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

We believe that the compensation of our executive officers should facilitate the achievement of short-term corporate goals as well as the performance of long-term business objectives. It is the responsibility of the Compensation Committee of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives which are designed to appropriately drive corporate performance. Our Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in our industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and shareholders, by encouraging executives to increase long-term shareholder value and rewarding executives when shareholder value increases; and

•	motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.

We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive compensation to provide a total compensation structure that is designed to encourage our executives to achieve these objectives.

Determining Executive Compensation

The Compensation Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. Our Compensation Committee was appointed by our Board of Directors and consists entirely of directors who are “outside directors,” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the committee. The Compensation Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Historically, our chief executive officer makes recommendations to the Compensation Committee regarding the salaries, bonus arrangements and option grants, if any, for all key employees other than himself. For executive officers whose bonus awards are based partly on individual performance, the chief executive officer’s evaluation of such performance is provided to and reviewed by the Compensation Committee. Based on the foregoing, the Compensation Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2008 based on a number of factors, including, but not limited to:

•	the roles and responsibilities of our executives;

•	the individual experience and skills of our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our Company; and

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

In evaluating the compensation generally paid by similarly situated companies, our Compensation Committee has obtained guidance on appropriate executive compensation practices from executive search firms in the course of recruiting executives for Rubicon. In addition, we have historically taken into account available data relating to the compensation practices of other companies within and outside our industry.

In 2007, the Compensation Committee engaged the consulting firm of Hewitt Associates, LLC to assist us in analyzing our current compensation structure and making suggestions for our future compensation structure. In the course of its work, the firm provided the Compensation Committee with data on average compensation for selected officer positions at the following 12 companies: Advanced Analogic Tech., ATMI, Inc., Cascade Microtech, Inc., Color Kinetics Inc., Cree, Inc., Hittite Microwave Corp., IPG Photoics Corp., Microtune, Inc., Nextest Systems Corp., Supertex, Inc., Techwell, Inc., and Volterra Semiconductor Corp. We considered these companies to be comparable for these purposes because they are in the high-technology field and had annual revenues within a certain range of our own. The Compensation Committee considered this data along with the other factors described above in making suggestions for our compensation structure.

Elements of Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, cash incentive and discretionary bonuses, equity-based incentives and benefit programs. We believe it is important that the interests of our executives are aligned with those of our long-term shareholders; therefore, equity incentive compensation constitutes a significant portion of our total executive compensation.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above.

Annual cash compensation

Base salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the performance-based and other components of our compensation program. The base salary of each executive officer is reviewed annually to determine if it is equitably aligned with our other executive officers and is at a sufficient level to attract and retain top talent. Salaries are adjusted to reflect individual roles and performance and may be increased at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among executive officers. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can serve as an effective reward for the executives’ overall performance.

Our executives’ base salaries reflect the initial base salaries that we negotiated with each of them at the time of his or her initial employment and our subsequent adjustments to these amounts. Beginning in 2008, we began to formally evaluate executive performance on an annual basis, and these evaluations are now one of the factors considered in making adjustments to base salaries. The base salaries for most of our executive officers, excluding our chief executive officer, increased five percent in 2008, which was the average increase in salary for all of our employees in 2008. The size of the increase reflects the committee’s perception as to the general increase in wages in our industry during the past year. The base salaries for our chief executive officer increased 22 percent in order to raise his base salary to a level consistent with the base salary of chief executive officers at similarly situated companies.

Cash incentive bonuses

The primary objectives of our incentive bonus plan are to provide an incentive for superior work, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our shareholders’ and to enable us to attract and retain highly qualified individuals. Under the plan, each executive is entitled to receive a bonus based on our attainment of corporate performance targets set by the

Compensation Committee. These targets are typically set in the first four months of the year. The targets under our incentive bonus plan are based on internal financial goals set in connection with our Board of Directors’ consideration and approval of our annual operating plan. These targets are set at levels that we believe can be achieved if our executive officers perform at a high level and if the assumptions underlying our annual operating plan prove correct. For 2008, these targets were gross revenues of $47.5 million and net income of $10.3 million. The Compensation Committee believed these were the most appropriate criteria for a company at our stage of development. Incentive bonuses are set at a percentage of salary, which, in 2008, ranged from 15% to 50% for our named executive officers. The higher percentages are set for the executives with the greater levels of responsibility, thus furthering the Compensation Committee’s objective to have a greater percentage of compensation at risk as an executive’s level of responsibility increases. The 2008 targets were not achieved largely due to the global recession. However, in recognition of a very strong performance in the first half of 2008, the Compensation Committee believed it was appropriate to award a partial bonus to executive officers which totaled approximately 50 percent of the target 2008 bonus.

Equity incentive compensation

We grant equity incentive awards in the form of stock options to align the interests of our executives with our shareholders by providing our executives with strong incentives to increase shareholder value. These awards represent a significant portion of total executive compensation. In most cases, stock options vest at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant, thus providing added incentive for the executive to continue his or her employment with us. In 2008, we granted options to purchase a total of 34,050 shares of common stock, none of which were granted to our named executive officers.

Historically, the Board of Directors has granted stock options at various times during the year based on recommendations from the Compensation Committee. However, in 2008 the board adopted a policy generally to grant stock options to executives once per year (except in the case of newly hired executives, as described below). As such, in the future, such grants normally will be made at a meeting of the Board of Directors held within a prescribed period following our release of year-end financial results. This period runs from the fourth until the 12th business day following the release. Otherwise, we do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information. With respect to newly hired executives, our practice is typically to make stock option grants at the first meeting of the Board of Directors following such executive’s hire date.

The exercise price of each stock option granted under our stock incentive plans is based on the fair market value of our common stock on the grant date. Prior to our initial public offering, the fair market value of our common stock for purposes of determining the exercise price of stock options was determined by our Board of Directors based on a number of factors applicable to common stock of privately-held companies.

In connection with and shortly prior to our initial public offering, our Board of Directors and shareholders adopted the 2007 Stock Incentive Plan, or 2007 Plan. The 2007 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and bonus shares. The 2007 Plan replaced our 2001 Equity Plan effective upon the consummation of our initial public offering. For a further description, please see “—Employee Benefit Plans—2007 Stock Incentive Plan” below.

On February 27, 2009, the Compensation Committee approved grants of stock options to our named executive officers in the following amounts: Mr. Parvez, 300,000 options (100,000 of which are subject to shareholder approval as discussed in “Proposal 3” to this proxy statement beginning on page 29); Mr. Weissman, 100,000 options; and Mr. Hewes, 20,000 options. These options vest 25% on each of the first four anniversaries of the February 27, 2009 grant date and expire 10 years from such grant date. In determining the grants for the 2009 fiscal year, the Compensation Committee first established a target compensation value that it wanted to provide to our executive officers through long-term equity awards. In doing so, the Compensation Committee considered various factors, including the number of stock options that each of our executive officers had previously been awarded and the gains realized in connection with such prior option awards, the number of vested and unvested options held by each individual, the base salary and equity components of such individual’s total compensation, and the perceived retention value of such individual’s total compensation package in light of the competitive environment. The Compensation Committee also considered the size of comparable awards made to individuals in similar positions, the scope, responsibility and business impact of such individual’s position, and such individual’s personal experience and performance in recent periods. Once the target value was established, the Compensation Committee determined the number of stock options to be awarded.

In accordance with SEC rules, these grants are not included in the tables following this “Compensation Discussion and Analysis” because the grants were made after 2008.

Benefits

All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our 401(k) plan. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. The Compensation Committee, in its discretion, may revise the executive officers’ benefits if it deems it advisable.

Severance and change in control arrangements

Our named executive officers have employment and/or other agreements that provide various benefits triggered by such employment-related actions as termination without cause, resignation with good reason and/or termination without cause following a change in control. Such benefits may include salary continuation, guaranteed bonuses, lump sum severance and/or the acceleration of stock option vesting. See “—Employment and Severance Arrangements” below for a description of the severance and change in control arrangements for our named executive officers. In addition, each of our equity incentive plans provides for a potential acceleration of vesting of outstanding awards in the event that we undergo a change in control, as defined in such plans. See “—Employee Benefit Plans” below for a description of the change in control provisions contained in our equity incentive plans.

In setting the terms of and determining whether to approve these severance and change in control arrangements, our Compensation Committee or Board of Directors, as applicable, recognized that executives often face challenges securing new employment following a termination of their existing employment and that distractions created by uncertain job security may have a detrimental impact on their performance. With the exception of the acceleration of stock option vesting, none of these benefits are triggered by a change in control unless the named executive officer’s employment is terminated without cause following such change in control. The acceleration of stock option vesting upon a change in control occurs only if the option is not assumed, or an equivalent right substituted, by the successor corporation. We believe the acceleration of option vesting under such circumstances is appropriate to preserve the benefit intended to be provided to the executive while avoiding the acceleration of benefits where the executive is enjoying a continuation of the same or comparable benefit following the change in control.

We entered into a new employment agreement with Mr. Parvez and amended the existing employment agreement with Mr. Weissman in January 2009. Mr. Parvez’s prior employment agreement expired on January 2, 2009. Mr. Weissman’s agreement was amended to clarify the tax treatment of payments under the agreement.

Under Mr. Parvez’s employment agreement, if his employment is terminated by the Company without “cause” or if he resigns for “good reason” (each as defined in the agreement), he will receive a lump sum severance payment equal to his annual base salary and maximum annual bonus amount in effect at that time and health and welfare benefits for a period of 12 months after his termination or resignation date. Furthermore, the vesting of certain of Mr. Parvez’s options will be accelerated by rounding up to the full vesting year. The agreement provides further that if, within two years after a change in control of the Company, the Company terminates Mr. Parvez without

“cause” or he resigns for “good reason,” he will be entitled to the benefits described above, except that he will receive a lump sum severance payment equal to two times his annual base salary and maximum annual bonus amount in effect at that time and certain of his options shall vest immediately.

Under Mr. Weissman’s amended agreement, in the event he is terminated without “cause” or resigns for “good reason” (each as defined in the agreement), the vesting of certain of Mr. Weissman’s options will be accelerated by rounding up to the full vesting year. The agreement provides further that in the event Mr. Weissman resigns for “good reason,” he will receive a lump sum severance payment equal to a portion of his annual base salary at the rate in effect at that time commencing on the date of his resignation and continuing for six months thereafter. In addition, he will be entitled to health and welfare benefits for a period of six months after his resignation date and certain of his options will vest in the manner described above in this paragraph.

Effect of accounting and tax treatment on compensation decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we may begin utilizing restricted stock and/or restricted stock units as additional forms of equity compensation incentives in response to changes in the accounting treatment of equity awards under SFAS 123R. While we consider the applicable accounting and tax treatment, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next three most highly compensated executive officers other than our chief financial officer, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by shareholders and meet other requirements. In addition, stock options granted under our 2001 Equity Plan as well as equity and cash awards granted under our 2007 Stock Incentive Plan may be exempt from Section 162(m) of the Code pursuant to an exemption available for plans adopted prior to the time a company becomes a public company. This exemption for a pre-initial public offering compensation plan will no longer be available to us after the date of our 2011 annual meeting, or if we materially modify the plan. If the amendment and restatement of our 2007 Stock Incentive Plan as set forth in “Proposal 3” beginning on page 29 is approved by our shareholders, this will constitute a “material modification” but such shareholder approval should allow awards under the plan to qualify as performance-based compensation under Section 162(m). Subsequent to the expiration of this pre-initial public offering exemption, we will continue to assess the impact of Section 162(m) on our compensation practices and determine whether to qualify equity and cash awards as performance-based compensation.

COMPENSATION COMMITTEE REPORT

As detailed in its charter, the Compensation Committee of the Board of Rubicon oversees Rubicon’s executive compensation program on behalf of the Board. In the performance of this function, the Compensation Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and the Annual Report on Form 10-K. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K.

Compensation Committee

Donald R. Caldwell, Chairperson

Michael E. Mikolajczyk

Raymond J. Spencer

SUMMARY COMPENSATION TABLE

The table below sets forth, for the 2008 and 2007 calendar years, the compensation earned by our president and chief executive officer, our chief financial officer, and our vice president of sales and marketing. Such persons are referred to herein as our “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Raja M. Parvez	2008	$350,000	$87,500	$137,117	$0	$77,500	(2)	$652,117
President and Chief Executive Officer	2007	286,000	640,000	588,536	100,000	53,282	(2)	1,667,818

William F. Weissman	2008	210,000	26,250	95,259	0	—		331,509
Chief Financial Officer(3)	2007	84,615	70,000	71,170	21,096			246,881

Happy R. Hewes	2008	196,560	19,656	9,745	0	—		225,961
Senior Vice President Sales & Marketing	2007	187,200	50,000	7,286	37,440	—		281,926

(1)	Amounts represent stock-based compensation recognized in 2008 on all outstanding stock option awards in accordance with SFAS 123R, as discussed in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	Reflects the reimbursement of commuting expenses prior to Mr. Parvez’s pending relocation from Pennsylvania to Illinois.
(3)	Mr. Weissman became our chief financial officer in July 2007.

2008 GRANTS OF PLAN-BASED AWARDS

The following table lists grants of plan-based awards made to our named executive officers in 2008.

Name	Type of Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target(1) ($)

Raja M. Parvez	Annual Incentive Award	$175,000	(1)
William F. Weissman	Annual Incentive Award	$52,500	(1)
Happy R. Hewes	Annual Incentive Award	$39,312	(1)

(1)	Amounts represent the potential annual cash incentive award for each executive officer under our incentive bonus plan if the 2008 targets under the plan were achieved. As noted above under “—Compensation Discussion and Analysis,” the 2008 targets under our incentive bonus plan were not achieved largely due to the global recession and no amounts were paid under the plan. However, in recognition of a strong performance in the first half of 2008, the Compensation Committee believed it was appropriate to award a partial bonus to executive officers which totaled approximately 50 percent of the target 2008 bonus. This award is reflected in the “Bonus” column of the “Summary Compensation Table.”

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” and the “2008 Grants of Plan-Based Awards” table was paid or awarded, are described above under “—Compensation Discussion and Analysis.” See also “—Employment and Severance Arrangements.”

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table sets forth our outstanding equity awards as of December 31, 2008. There were no “stock awards” outstanding as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($/sh)	Option Expiration Date
Raja M. Parvez	121,021	(1)	—		$0.91	July 1, 2016
	100,961	(2)	60,577	(2)	8.45	June 18, 2017
	67,308	(3)	40,384	(3)	14.00	November 21, 2007

William F. Weissman	15,384	(4)	—		8.45	June 18, 2017
	47,587	(5)	142,761	(5)	8.45	August 29, 2017

Happy R. Hewes	—		21,246	(5)	4.94	December 31, 2014
	28,846	(5)	57,692	(5)	.78	July 1, 2016
	2,885	(5)	8,653	(5)	8.45	June 18, 2017

(1)	These options were immediately vested upon grant.
(2)	One-half of the options were immediately vested upon grant. The remaining options vest at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant. The options expire 10 years from the date of grant.
(3)	One-half of the options vested on November 21, 2007, the consummation of our initial public offering. The remaining options vest at the rate of 25% of the option shares on each of the first four anniversaries of our initial public offering. The options expire 10 years from the date of grant.
(4)	These options were immediately vested on November 21, 2007, the consummation of our initial public offering.
(5)	These options vest at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant. The options expire 10 years from the date of grant.

2008 OPTION EXERCISES AND STOCK VESTED

The following table provides additional information about the value realized by the named executives on option award exercises during the year ended December 31, 2008. No “stock awards” vested in 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Raja M. Parvez	350,000	$7,887,750
Happy R. Hewes	39,807	$852,846

2008 PENSION BENEFITS

None of our named executive officers participates in or has account balances in qualified or nonqualified defined benefit plans sponsored by us.

2008 NONQUALIFIED DEFERRED COMPENSATION

None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Raja M. Parvez

We entered into an employment agreement with Raja Parvez, our president and chief executive officer, dated November 17, 2005, as amended July 25, 2007, which expired on January 2, 2009. We entered into a new employment agreement with Mr. Parvez on January 29, 2009. The terms of the agreement in place in 2008 were as follows:

Term.    The term of the agreement commenced on January 2, 2006 and would expire on January 2, 2009 subject to automatic one-year extensions unless either party provided the other with written notice of non-renewal at least 60 days prior to the end of the then-current term.

Compensation.    Under the terms of the agreement, Mr. Parvez was entitled to an annual base salary of $275,000, subject to annual review and adjustment, and an annual discretionary bonus of up to $75,000 based upon the achievement of business objectives. Mr. Parvez’s actual salary and bonuses for 2008 are shown in the “Summary Compensation Table” above. Mr. Parvez also was granted a participation right in the MIB Plan, which plan terminated upon completion of our initial public offering. We also agreed to reimburse Mr. Parvez for reasonable commuting expenses (including travel and lodging costs and meal expenses) associated with his maintaining a presence in Illinois prior to his relocation from Pennsylvania.

Severance.    In the event that Mr. Parvez’s employment was terminated by us without “cause” or if he resigned for “good reason,” he would receive a lump sum severance payment equal to his annual base salary in effect at that time and health and welfare benefits for a period of 12 months or six months, respectively, after his termination date. For purposes of the agreement, (i) “cause” was defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than a failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 30 days; and (ii) “good reason” was defined as a reduction in base salary or a diminution in benefits; substantial diminution in Mr. Parvez’s duties, responsibilities or title, if uncured 30 days after written notice of the diminution was delivered to us by Mr. Parvez; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Restrictive covenants.    The agreement contained customary non-competition and non-solicitation covenants on the part of Mr. Parvez. These restrictions would survive for a period of 12 months after Mr. Parvez’s resignation or termination; and, in the event of a breach of his employment agreement by Mr. Parvez, the period automatically would be extended by the period of the breach.

The terms of our new agreement with Mr. Parvez are as follows:

On January 29, 2009, we entered into an employment agreement with Mr. Parvez, which provides for his continued employment as the Company’s president and chief executive officer. The agreement also provides that Mr. Parvez will serve as a member of our Board of Directors, subject to his being elected by the shareholders of the Company. The term of the agreement commenced January 1, 2009 and continues thereafter, unless written notice of termination by the Company or resignation by Mr. Parvez is given to the other party at least 60 days prior to the desired effective date of termination or resignation. Under the terms of the agreement, Mr. Parvez is entitled to an annual base salary of $350,000, subject to annual review and adjustment, and an annual discretionary bonus of up to $175,000 based upon the achievement of certain business objectives. The agreement also provided for the grant of an option to purchase 300,000 shares of common stock of the Company, which option was granted on February 27, 2009 (the “Parvez Options”) at an exercise price of $4.01 per share. Subject to certain exceptions, the Parvez Options are subject to the Company’s standard terms and conditions for stock option grants under the 2007 Plan. As described more fully in “Proposal 3” beginning on page 29, 100,000 of the Parvez Options are subject to shareholder approval of our Amended and Restated 2007 Plan.

In the event that Mr. Parvez’s employment is terminated by the Company without “cause” or if he resigns for “good reason,” he will receive the portion of his annual salary earned through the termination or resignation date, at the rate in effect at the time of his termination or resignation, and any unpaid bonus declared prior to his termination or resignation. In addition, Mr. Parvez will receive a lump sum severance payment equal to his annual base salary and maximum annual bonus amount in effect at that time and health and welfare benefits for a period of 12 months after his termination or resignation date. Furthermore, the vesting of the Parvez Options will be accelerated by rounding up to the full vesting year, provided that Mr. Parvez delivers a release of claims to the Company. For purposes of Mr. Parvez’s amended employment agreement, (i) “cause” is defined as willful misconduct materially and adversely affecting the Company; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than a failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 30 days; and (ii) “good reason” is defined as a material reduction in base salary or a material diminution in benefits; substantial diminution in duties, responsibilities or title, if uncured 60 days after written notice of the diminution was delivered to the Company by Mr. Parvez; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Mr. Parvez’s employment agreement provides further that if, within two years after a change in control of the Company, the Company terminates Mr. Parvez without “cause” or he resigns for “good reason,” he will be entitled to the benefits described above, except that he will receive a lump sum severance payment equal to two times his annual base salary and maximum annual bonus amount in effect at that time and the Parvez Options shall immediately vest. The agreement contains customary non-competition and non-solicitation covenants on the part of Mr. Parvez. These restrictions survive for a period of 12 months after Mr. Parvez’s resignation or termination; and, in the event of a breach of his employment agreement by Mr. Parvez, the period is automatically extended by the period of the breach.

William F. Weissman

We entered into an employment agreement with Mr. Weissman, our chief financial officer, effective as of July 30, 2007. The key terms of the agreement are summarized below.

Term.    The term of the agreement commenced on July 30, 2007 and expires on June 30, 2008, subject to automatic one-year extensions unless either party provides the other with written notice of non-renewal at least 60 days prior to the end of the then-current term.

Compensation.    Under the terms of his agreement, Mr. Weissman was entitled to a 2007 annual base salary of $200,000 and an annual discretionary bonus targeted at 25% of his annual base salary. In addition, Mr. Weissman was granted in 2007 an option to purchase 190,348 shares of our common stock at an exercise price of $8.45 per share. The option vests at the rate of 25% of the total option shares on each of the first four anniversaries of the date of grant. Mr. Weissman also was granted a participation right in the MIB Plan, which plan terminated upon completion of our initial public offering. Prior to his employment as our chief financial officer, Mr. Weissman was granted an option to purchase 15,384 shares of our common stock at an exercise price of $8.45 per share in recognition of his services as our interim chief financial officer. This option vested in full upon the closing of our initial public offering.

Severance terms.    In the event that Mr. Weissman’s employment agreement is terminated by us without “cause” or if he resigns for “good reason”, he will receive a continuation of his annual base salary for six months thereafter and his options will become fully vested provided that Mr. Weissman delivers a release of claims. In addition, he will receive a continuation of his medical and welfare benefits for a period of six months thereafter. If within one year after a change in control, we terminate Mr. Weissman without cause, he will be entitled to a lump sum payment equal to six months of his annual base salary in lieu of the salary continuation described above.

For purposes of Mr. Weissman’s agreement (i) “cause” is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days; and (ii) “good reason” is defined as a reduction in base salary; substantial diminution in Mr. Weissman’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Mr. Weissman; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Restrictive covenants.    The agreement contains customary non-competition and non-solicitation covenants on the part of Mr. Weissman. These restrictions survive for a period of 12 months after Mr. Weissman’s resignation or termination, and in the event of a breach of his employment agreement, the period is automatically extended by the period of the breach.

Amendment of Employment Agreement.    On January 29, 2009, the Company and Mr. Weissman entered into an amendment (the “Amendment”) to Mr. Weissman’s employment agreement. Under the Amendment, Mr. Weissman received an option to purchase 100,000 shares of common stock of the Company on or about February 27, 2009 (the “Weissman Options”) at an exercise price determined in accordance with the 2007 Plan at the time of the grant. Subject to certain exceptions, the Weissman Options will be subject to the Company’s standard terms and conditions for stock option grants under the 2007 Plan. Under the Amendment, in the event that Mr. Weissman is terminated without “cause” (as defined above) or resigns for “good reason” (as defined below), (i) the vesting of the Weissman Options will be accelerated by rounding up to the full vesting year and (ii) he will continue to be entitled to the severance benefits described under “—Severance terms” above, provided that Mr. Weissman delivers a release of claims to the Company. Under the Amendment, “good reason” generally is defined as a material reduction in base salary or benefits; substantial diminution in Mr. Weissman’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Mr. Weissman; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Happy R. Hewes

We entered into an employment agreement as of March 29, 2004, a non-competition agreement as of April 6, 2005 and a severance agreement as of September 8, 2005 with Mr. Hewes, our senior vice president of sales and marketing. The key terms of these agreements are summarized below.

Term.    Mr. Hewes is considered an “employee at will” and either party may terminate the employment agreement on 30 days’ advance written notice.

Compensation.    Under the terms of his employment agreement, Mr. Hewes is entitled to a minimum annual base salary of $140,000 and an annual discretionary bonus of up to 40% of his base salary.

Severance terms.    Under the terms of Mr. Hewes’ severance agreement, if Mr. Hewes is terminated by us without “cause” or if he resigns for “good reason”, he will receive, provided that he delivers a release of claims, (i) a continuation of his annual base salary for six months thereafter, (ii) a bonus equal to two times the minimum bonus specified in our 2005 performance bonus plan, (iii) a continuation of his medical and welfare benefits for a period of 12 months thereafter, (iv) if the termination occurs within the second half of a vesting year, accelerated vesting of the options that would have vested at the end of such period, and (v) an extension of the exercise period of his options until the later of (a) two years after his termination and (b) the expiration date of the options.

For purposes of Mr. Hewes’ severance agreement, (i) “cause” is defined as commission of a willful or grossly negligent act or the willful or grossly negligent omission to act, which is intended to cause or causes or is reasonably likely to cause material harm to us; commission or conviction of, or a plea of no contest to, any felony, crime or offense involving dishonesty or fraud or that is significantly injurious to us; breach of any material term of any agreement with us that remains uncured for 30 days following written notice; willful neglect of or continued failure to substantially perform, in any material respect, his duties or obligations to us, which neglect or failure continues for 30 days following written notice; or use or abuse of illegal drugs at any time or Mr. Hewes’ being under the influence of alcohol during any time in which he is required to perform his duties and obligations to us; and (ii) “good reason” is defined as the assignment to Mr. Hewes of duties materially inconsistent with his level of authority or responsibilities, or any other action by us that results in material diminution of his position, compensation, authority, duties or responsibilities; a breach by us of any material term of any agreement with Mr. Hewes that remains uncured for 30 days following written notice; a requirement that the primary business location of Mr. Hewes move more than 75 miles from his principal office location; or failure of a successor to substantially all of our business or assets to assume expressly, and agree to perform under the terms of, the severance agreement.

Restrictive covenants.    Mr. Hewes’ non-competition agreement contains customary non-competition and non-solicitation covenants on the part of Mr. Hewes. These restrictions survive for a period of 36 months after Mr. Hewes’ resignation or termination; provided, however, that the restrictions will remain in effect after the termination of his employment only for so long as we are paying Mr. Hewes an amount equal to at least 50% of his annual base salary on a monthly basis.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table below shows the estimated amount of payments and benefits that we would provide to the named executive officers assuming that their employment was terminated as of December 31, 2008 by us without cause, including following a change in control, or by the officer with good reason. Accordingly, the following amounts do not reflect the 2009 employment agreement amendments for Messrs. Parvez and Weissman described above. The table also shows the estimated amount of benefits that we would provide upon the occurrence of a change in control, as defined in the 2007 Stock Incentive Plan or the 2001 Equity Plan, as of December 31, 2008, if the named executive officer’s options were not assumed, or an equivalent right substituted, by the successor corporation.

	Cash Severance			Continuation of Medical and Welfare Benefits	Accelerated Vesting of Stock Options(1)	Total Benefits
	Salary Continuation	Bonus	Lump Sum
	(in dollars)
Raja M. Parvez
Termination without cause	$—	$—	$525,000	$8,338	$—	$533,338
Termination for good reason	—	—	525,000	4,169	—	529,169
Termination following a change in control	—	—	525,000	4,169	—	529,169
Change in control(2)	—	—	—	—	—	—

William F. Weissman
Termination without cause	105,000	—	—	4,180	—	109,180
Termination for good reason	105,000	—	—	4,180	—	109,180
Termination following a change in control	—	—	105,000	4,180	—	109,180
Change in control(2)	—	—	—	—	—	—

Happy R. Hewes
Termination without cause	98,280	36,000	—	8,338	—	142,618
Termination for good reason	98,280	36,000	—	8,338	—	142,618
Termination following a change in control	98,280	36,000	—	8,338	—	142,618
Change in control(2)	—	—	—	8,338	200,769	209,107

(1)	The value of option vesting acceleration shown in the table above was calculated by multiplying the number of shares subject to each accelerated option by the difference between the fair market value of our common stock as of December 31, 2008 and the exercise price of the option. The fair market value of our common stock as of December 31, 2008 was $4.26.
(2)	Assumes stock options are not assumed, or equivalent rights substituted, by the successor corporation.

EMPLOYEE BENEFITS PLANS

2007 Stock Incentive Plan

Our 2007 Stock Incentive Plan, or “2007 Plan,” was adopted by our Board of Directors and approved by our shareholders in August 2007. Our 2007 Plan will automatically terminate in 2017, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend or terminate the 2007 Plan, provided such action does not impair the rights of any participant.

The 2007 Plan permits us to make grants of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporation’s employees, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, bonus shares, and dividend equivalents to our employees, directors and consultants and our parent and subsidiary corporation’s employees and consultants. These are referred to in the 2007 Plan as “awards.” No awards covering more than 200,000 shares of our common stock may be granted to any one individual during any single calendar year (including awards that are denominated with reference to our common stock that may be payable in cash). As discussed more fully in “Proposal 3” on page 29, under our amended and restated 2007 Plan, this annual award limit per individual would be raised to 300,000 shares if the amended and restated 2007 Plan is approved by shareholders. In addition, the maximum amount of awards denominated in cash (including awards that are denominated in cash that may be payable in shares of our common stock) that may be granted to any one individual in any single year is $2,400,000.

We reserved 2,307,692 shares of our common stock for the issuance of awards under the 2007 Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Under certain circumstances, shares that are the subject of a previously-issued award can become available again for future grants under the 2007 Plan. As of December 31, 2008, 340,103 shares were awarded under the 2007 Plan. For other material terms of the 2007 Plan, see the description of the amended and restated 2007 Plan in “Proposal 3” beginning on page 29. The terms of the amended and restated 2007 Plan (other than the annual, per participant award limit of 300,000 shares) are materially the same as those of the current 2007 Plan.

2001 Equity Plan

Our 2001 Equity Plan, or “2001 Plan,” was adopted by our Board of Directors on July 30, 2001 and approved by our shareholders on August 2, 2001. Our Board of Directors determined not to grant any additional awards under the 2001 Plan after the completion of our initial public offering on November 21, 2007. However, the 2001 Plan continues to govern the terms and conditions of the outstanding awards granted under it. As of December 31, 2008, options to purchase 836,287 shares of our common stock were issued and outstanding and 104,581 shares remained available for future awards under the plan. The 2001 Plan permitted us to make grants of incentive stock options, non-qualified stock options, and stock purchase rights. No stock purchase rights were ever granted under such plan. Our 2001 Plan automatically will terminate in 2011, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend, or terminate the 2001 Plan, provided such action does not impair the rights of any participant.

Administrative committee.    The administrator of our 2001 Plan is either the Board of Directors or any of its committees or any delegate of the board or of the committee appointed by the Board of Directors. The 2001 Plan may be administered by different committees for different groups of person eligible to receive awards.

Options.    The exercise price of incentive stock options awarded under the 2001 Plan may not be less than the fair market value of our common stock on the date of the option grant. The term of each option may not exceed ten years from the date of grant. The committee will specify in the option agreement at what time or times each option may be exercised, including the period of time after disability, death, or other termination of employment during which options that have become exercisable may be exercised.

Dissolution, liquidation, merger, reorganization or sale.    Our 2001 Plan provides for the following in the event of a dissolution, merger, reorganization or sale:

•

In the event of any proposed dissolution or liquidation, the administrator may provide holders of outstanding options with a 10-day period in which to exercise all outstanding options and may provide for the lapse of any Company repurchase option right.

•

In the event of any merger, consolidation or similar reorganization in which the outstanding options and stock purchase rights will not be assumed or an equivalent option or right is not substituted by the successor entity, the options and stock purchase rights will fully vest and become exercisable for a period of 15 days, after which, the unexercised options and stock purchase rights will terminate.

LIMITATION ON LIABILITY AND INDEMNITY

Our amended and restated certificate of incorporation contains provisions that limit or eliminate the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our shareholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising our of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements and intend to continue to enter into agreements to indemnify our executive officers and directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding for which indemnification is available. We believe these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officer’s insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

OUR 2007 STOCK INCENTIVE PLAN

A proposal will be presented at the annual meeting to approve the amendment and restatement of the Rubicon Technology, Inc. 2007 Stock Incentive Plan (the “Amended and Restated 2007 Plan”). On February 27, 2009, our Compensation Committee, on behalf of the Board of Directors, approved the Amended and Restated 2007 Plan, subject to the approval of the Company’s shareholders. The Amended and Restated 2007 Plan (i) increases the maximum number of shares of our common stock with respect to which awards may be granted in a single calendar year to an individual participant by 100,000, from 200,000 to 300,000 and (ii) reiterates the performance goals used in granting performance-based awards under the Amended and Restated 2007 Plan to be approved by shareholders for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). No additional shares are being requested for further issuance under the Amended and Restated 2007 Plan beyond the 2,307,692 shares already reserved under the existing 2007 Stock Incentive Plan.

On February 27, 2009, the Compensation Committee granted our chief executive officer, Raja M. Parvez, an option to purchase 300,000 shares of our common stock, with the option with respect to 100,000 of those shares subject to shareholder approval. If the Amended and Restated 2007 Plan is approved (and the annual award limit per individual is raised from 200,000 shares to 300,00 shares thereby), Mr. Parvez’s option with respect to those 100,000 shares will be deemed approved and ratified by shareholders. If the Amended and Restated 2007 Plan is not approved by shareholders, our existing 2007 Stock Incentive Plan will remain in effect and Mr. Parvez will forfeit a portion of his option grant with respect to 100,000 shares. More information regarding Mr. Parvez’s option grant is set forth in “—New Plan Benefits” on page 34.

Approval of the Amended and Restated 2007 Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at our annual meeting and entitled to vote.

The principal features of the proposed Amended and Restated 2007 Plan are summarized below. This summary does not contain all information about the Amended and Restated 2007 Plan. A copy of the complete text of the Amended and Restated 2007 Plan is included in Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the Amended and Restated 2007 Plan.

Summary of the Amended and Restated 2007 Plan

Overview.    Our existing 2007 Stock Incentive Plan was adopted by our Board of Directors and approved by our shareholders in August 2007. On February 27, 2009, our Compensation Committee, on behalf of the Board of Directors, approved an amendment and restatement of the 2007 Stock Incentive Plan (i.e., the Amended and Restated 2007 Plan), subject to the approval of our shareholders. Our Amended and Restated 2007 Plan will terminate automatically in 2017, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend or terminate the Amended and Restated 2007 Plan, provided that such action does not impair the rights of any participant. Prior to the issuance of any shares of our common stock in settlement of an award under the Amended and Restated 2007 Plan, the Compensation Committee (the “Committee”) of the Board of Directors may require an award holder to satisfy conditions relating to the issuance of shares that the Committee deems necessary. The Amended and Restated 2007 Plan is unfunded; any obligations relating to the Amended and Restated 2007 Plan constitute unfunded, unsecured obligations of the Company.

The Amended and Restated 2007 Plan permits us to make grants of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporation’s employees, and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and bonus shares to our employees, directors and consultants and our parent and subsidiary corporation’s employees and consultants. These are referred to in the Amended and Restated 2007 Plan as “awards.”

We reserved 2,307,692 shares of our common stock for the issuance of awards under the existing 2007 Stock Incentive Plan and these will continue to be reserved under the Amended and Restated 2007 Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Under certain circumstances, shares that are the subject of a previously-issued award can become available again for future grants under the Amended and Restated 2007 Plan. As of December 31, 2008, 340,103 shares were awarded under the existing 2007 Stock Incentive Plan.

Plan Administration.    The Amended and Restated 2007 Plan is administered by the Committee. The Board of Directors may appoint different committees to administer the Amended and Restated 2007 Plan for different groups of persons eligible to receive awards. The Board of Directors also may delegate all or part of the Committee’s duties to our chief executive officer, including the granting of awards, for awards to individuals other than (i) officers covered by Section 16 of the Exchange Act, (relating to certain reporting requirements and short-swing profits disgorgement provisions of the U.S. securities laws), or (ii) our officers who are “covered employees” for purposes of Section 162(m) (relating to certain limitations on our federal income tax deduction for compensation paid to “covered employees”) (discussed below).

If the Committee desires that the awards granted to our officers who are “covered employees” qualify as “performance-based compensation” for purposes of Section 162(m) (Section 162(m) generally limits a company’s deduction for compensation paid to any covered employee to $1,000,000 annually, subject to certain exceptions, including an exception for “performance-based compensation”), the Committee must be comprised of two or more directors who qualify as “outside directors” for purposes of Section 162(m). If the Committee desires that the grants of awards to our officers who are subject to Section 16 of the Exchange Act be exempt under Rule 16b-3 of the Exchange Act from application of the short-swing profits liability provisions of Section 16, the Committee must be comprised of two or more directors who qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. If required by the rule of any stock exchange, the Amended and Restated 2007 Plan will be administered by “independent directors,” as defined by any applicable rule.

The Committee has full power and authority to select the eligible persons to whom awards will be granted, to make any combination of awards to the persons selected, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2007 Plan.

Eligibility.    The Committee may grant awards to our officers, employees, non-employee directors and consultants. However, incentive stock options may be granted only to employees. There are certain annual limits on the number or amount of awards that may be granted under the Amended and Restated 2007 Plan. The Company is proposing for shareholder approval that no awards covering more than 300,000 shares of common stock may be granted to any one individual during any single calendar year (including awards that are denominated with reference to our common stock that may be payable in cash). In addition, the maximum amount of awards denominated in cash (including awards that are denominated in cash that may be payable in shares of our common stock) that may be granted to any one individual in any single year is $2,400,000.

Options.    Options to purchase our common stock may be granted under our Amended and Restated 2007 Plan. The exercise price of options awarded under the Amended and Restated 2007 Plan may not be less than the fair market value of our common stock on the date of the option grant. The term of each option may not exceed ten years from the date of grant. The Committee will specify in the option agreement at what time or times each option may be exercised, including the period of time after disability, death, or other termination of employment during which options that have become exercisable may be exercised.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Stock Appreciation Rights.    Stock appreciation rights may be granted under our Amended and Restated 2007 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The Committee determines the terms of the stock appreciation rights granted, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted Stock.    Restricted stock may be granted under our Amended and Restated 2007 Plan. Restricted stock awards are shares of our common stock issued to an employee or other service provider that vest in accordance with terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee or other service provider. The Committee may impose whatever conditions to vesting it determines to be appropriate and may grant restricted stock without requiring the payment of any purchase price. For example, the Committee may set restrictions based on continuous employment and (or) the achievement of specific performance goals. Shares of restricted stock that do not vest are forfeited. Except as otherwise provided in the applicable restricted stock agreement, the recipient of a restricted stock award has all the rights of a shareholder of our common stock, including the right to vote shares and the right to receive any cash dividends.

Restricted Stock Units.    Our Amended and Restated 2007 Plan also permits us to grant restricted stock units. A restricted stock unit is a contingent right to receive a share of our common stock in the future in accordance with terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee or other service provider and the conditions under which the restricted stock units will vest. The Committee may impose vesting conditions based on continuous employment and (or) the achievement of specific performance goals. Restricted stock units that do not vest are forfeited.

Dividend equivalents may be granted with respect to restricted stock units under our Amended and Restated 2007 Plan. A dividend equivalent entitles the recipient to an amount equal to the dividend payable on the shares underlying a grant of restricted stock units. Dividend equivalents are credited as additional restricted stock units as of the date on which a dividend on our common stock is paid and are subject to the same terms and conditions and to the same payment provisions as the restricted stock units to which they relate.

Performance Awards.    Our Amended and Restated 2007 Plan also permits us to grant performance awards. A performance award is a right to receive a payment that is contingent upon the attainment of one or more performance objectives established by the Committee for a performance period. A performance award may be denominated in cash or in shares of our common stock. The Committee will determine the number of performance awards granted to any employee or other service provider, the length of the performance period, the performance objectives, the formula for determining the amount earned under the performance award, any related forfeiture conditions, and any other terms and conditions that it determines to establish.

Bonus Shares.    Our Amended and Restated 2007 Plan also permits us to grant bonus shares to employees, directors and consultants. A bonus share is a grant of common stock to an employee, director or consultant without any payment from the recipient and without any restrictions, in recognition of past performance or as an incentive to become an employee or to provide services to us or any of our subsidiaries.

Non-Transferability.    Our Amended and Restated 2007 Plan does not allow for the transfer of restricted stock units and performance awards. Only the recipient of an option or stock appreciation right may exercise the option or stock appreciation right during his or her lifetime. A recipient of restricted stock may not transfer the restricted stock until the restrictions established by the Committee in connection with the grant have lapsed. A recipient of bonus shares may not transfer the bonus shares until they actually have been delivered. The Committee may impose any additional restrictions on the transfer of common shares delivered in payment of an award that it deems appropriate. The Committee may approve exceptions to the transfer restrictions for restricted stock, option and stock appreciation right awards.

Designation of Awards as Performance-Based Compensation.    The Committee may designate awards of restricted stock, restricted stock units or performance awards as intended to qualify as “performance-based compensation” for purposes of Section 162(m). Awards so qualified are not subject to the $1,000,000 federal annual deduction limit that applies to compensation paid by a company to each of its “covered employees” (generally, a company’s chief executive officer and its next three highest compensated executive officers other than the chief financial officer). If the Committee intends to qualify an award as performance-based compensation for purposes of Section 162(m), additional requirements apply to such awards, including a requirement that only one or more of the performance factors set forth in the Amended and Restated 2007 Plan may constitute the performance objectives for the award. Additionally, the Committee can have no discretion to increase the award above the amount payable under the award for any given level of performance. Stock options and stock appreciation rights generally will qualify by their terms as performance-based compensation for purposes of Section 162(m).

The Company is proposing for shareholder approval, as required by Section 162(m), that the performance factors under the existing 2007 Stock Incentive Plan in connection with performance-based compensation will continue to be the following under the Amended and Restated 2007 Plan: revenue; net revenue; revenue growth; net revenue growth; earnings (including on a per share basis); earnings growth rate (including on a per share basis); earnings before interest, taxes, depreciation and amortization; total shareholder return; profitability; return on equity; return on capital; return on assets; cash flow, including free cash flow; cost savings; process improvement goals; achievement of balance sheet or income statement objective goals; product units shipped; and capital expenditures. Any of these performance factors may be used to measure the performance of the Company or any subsidiary, division, business unit or individual. When establishing performance factors for a performance period, the Committee may exclude any or all “extraordinary items,” as determined under U.S. generally accepted accounting principles, including without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

Cancellation and Rescission.    The Amended and Restated 2007 Plan also provides that unless the applicable award agreement provides otherwise, the Committee may cancel any unvested, unexercised or unpaid award if the recipient is not in compliance with the terms of the award agreement and the Amended and Restated 2007 Plan, or if the award recipient has engaged in any adverse conduct. In addition, the Amended and Restated 2007 Plan provides that unless the applicable award agreement provides otherwise, for a period of two years following the exercise, payment or delivery of an award, the Committee may rescind the award upon its determination that the recipient has engaged in adverse conduct prior to the delivery of the award or during the two-year rescission period.

Change in Control.    The Amended and Restated 2007 Plan provides that in the event of our change in control, as defined in the Amended and Restated 2007 Plan, each outstanding award will be treated as the Committee determines, including that the successor corporation or its parent or subsidiary may be required to assume or substitute an equivalent award for each outstanding award. The Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the award recipient will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for performance awards will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. If an option or stock appreciation right is not assumed or substituted, the Committee will provide notice to the award recipient that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Committee in its discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the Amended and Restated 2007 Plan. The summary is based on the Code and the U.S. Treasury Regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Amended and Restated 2007 Plan. The Amended and Restated 2007 Plan addresses several issues related to recent deferred compensation legislation under Section 409A of the Code (“Section 409A”) and contains an express provision stating that it is the intent of the Company that the awards will satisfy the requirements of Section 409A, and to make it clear that the Committee is to administer the Amended and Restated 2007 Plan accordingly.

Nonqualified Stock Options and Stock Appreciation Rights.    A recipient generally will not have taxable income at the time a nonqualified stock option or stock appreciation right is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of our common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price, and the Company generally will have a corresponding deduction. When a stock appreciation right is exercised, the recipient will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received, and the Company generally will have a corresponding deduction.

Incentive Stock Options.    A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition generally will be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock, Restricted Stock Units, Performance Awards.    A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Section 162(m) Awards and Other Awards.    Under Section 162(m), in order for compensation in excess of $1 million paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” As discussed above, the Amended and Restated 2007 Plan allows the Committee to make awards that would be performance-based for purposes of exemption from the limitations of Section 162(m). Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m).

New Plan Benefits

As stated above, on February 27, 2009, Mr. Parvez received a grant of a stock option to purchase 300,000 shares of our common stock at an exercise price of $4.01 per share. The option grant, with respect to 100,000 shares of our common stock, is subject to shareholder approval. The option has a term of ten years and vests in four equal annual installments on each of the first four anniversaries of the grant date. The option vests in its entirety upon Mr. Parvez’s death or disability and will vest through the anniversary of the grant following a termination of Mr. Parvez’s employment either by us without cause or by him for good reason as provided in his employment agreement. Federal income tax consequences of the option grant are described in “Federal Income Tax Consequences—Nonqualified Stock Options and Stock Appreciation Rights” above. The Company intends for Mr. Parvez’s option grant to be “performance-based compensation” under Code Section 162(m) and the grant with respect to 100,000 shares will be forfeited if the Amended and Restated 2007 Plan is not approved by shareholders. The following table sets forth the portion of the option that is subject to shareholder approval.

Name and Position	Number of Shares	Option Term	Exercise Price per Share
Raja M. Parvez, President and Chief Executive Officer	100,000	10 years	$4.01

The Compensation Committee has discretion to determine the type, term and conditions and recipients of awards granted under the Amended and Restated 2007 Plan. Accordingly, other than as set forth in the table above, it is not possible to determine the amounts of the awards that will be received by any director, officer, consultant or employee under the Amended and Restated 2007 Plan if the Amended and Restated 2007 Plan is approved by shareholders.

On April 27, 2009, the NASDAQ Global Market reported a closing price of $7.99 for our common stock.

Equity Compensation Plan Information

The following table sets forth information regarding equity securities authorized for issuance under our equity compensation plans as of December 31, 2008.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	1,149,886	$8.03	2,072,170
Equity compensation plans not approved by security holders	10,961	$4.94	—

Total	1,160,847	$8.00	2,072,170

(1)	Approved before our initial public offering.

Our Board of Directors recommends that you vote “FOR” approval of the amendment and restatement of our 2007 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise noted, the following table sets forth, as of April 24, 2009, the beneficial ownership of our common stock by:

•	each person that is a beneficial owner of 5% of more of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 24, 2009 are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 20,039,225 shares of common stock outstanding as of April 24, 2009. Unless otherwise indicated in the footnotes below, the address for each beneficial owner is c/o Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

	Shares beneficially owned
Name of beneficial owner	Number	Percent
5% shareholders:
The Co-Investment 2000 Fund, L.P.(1)(2), Cross Atlantic Technology Fund II, L.P.(1)(3) and Cross Atlantic Technology Fund, L.P.(1)(4) .	6,154,249	30.71%
Gazelle TechVentures Fund, L.P., Gazelle Co-Investment Fund, L.P., Monument Technology Partners, LLC and Gazelle TechVentures, Inc(5)	1,539,835	7.68%
BCG, Inc.; BAMCO; BSC and Ronald Baron(6)	2,100,000	10.48%
FMR LLC(7)	2,061,630	10.29%
T. Rowe Price Associates, Inc. (8)	1,358,400	6.78%
SAM Sustainable Asset Management (9)	1,100,000	5.49%

Executive officers and directors:
Raja M. Parvez(10)	359,483	1.79%
William F. Weissman(11)	62,971	*
Happy R. Hewes(12)	55,961	*
Don N. Aquilano(13)	1,546,523	7.72%
Donald R. Caldwell(14)	6,168,037	30.78%
Gordon Hunter(15)	30,960	*
Michael E. Mikolajczyk(16)	125,383	*
Raymond J. Spencer(17)	10,579	*
All executive officers and directors as a group(18)	8,359,897	41.72%

*	Represents less than 1% of the outstanding shares of common stock.

Notes:

(1)    Cross Atlantic Technology Fund, L.P. (“Cross Atlantic Technology Fund”), Cross Atlantic Technology Fund II, L.P. (“Cross Atlantic Technology Fund II”) and The Co-Investment 2000 Fund, L.P. (the

“Co-Investment Fund”) are limited partnerships in the business of venture capital investing. Each of these funds has appointed Cross Atlantic Capital Partners, Inc. as its investment manager. Donald R. Caldwell, a member of our Board of Directors, is a director of and owns 100% of Cross Atlantic Capital Partners, Inc. The address for each of these entities is Five Radnor Corporate Center, Suite 555, 100 Matsonford Road, Radnor, Pennsylvania 19087.

(2)    Includes 2,719,998 shares of common stock and immediately exercisable warrants to purchase 139,823 shares of common stock beneficially owned by The Co-Investment Fund. The general partner of The Co-Investment Fund is Co-Invest Management, L.P. (“Co-Invest Management”). Co-Invest Capital Partners, Inc. (“Co-Invest Capital”) is the general partner of Co-Invest Management. Mr. Caldwell is a shareholder, director and officer of Co-Invest Capital. Brian Adamsky, Richard Fox, Gerry McCrory, Frederick Tecce and Hazel Cameron are officers of Co-Invest Capital and Messrs. Caldwell, Fox and Tecce are sometimes identified as managing directors of The Co-Investment Fund. Messrs. Caldwell, Adamsky, Fox, McCrory and Tecce and Ms. Cameron may be deemed to share voting and investment power with respect to all shares held by The Co-Investment Fund.

(3)    Includes 2,438,732 shares of common stock and immediately exercisable warrants to purchase 128,003 shares of common stock beneficially owned by Cross Atlantic Technology Fund II. XATF Management II, L.P. (“XATF Management II”) is the general partner of Cross Atlantic Technology Fund II. Cross Atlantic Capital Partners II, Inc. is the general partner of XATF Management II. Mr. Caldwell is a director, shareholder and officer of Cross Atlantic Capital Partners II. Messrs. McCrory, Adamsky, Fox, Tecce and Ms. Cameron are officers of Cross Atlantic Capital Partners II, and together with Mr. Caldwell, are sometimes identified as managing directors of Cross Atlantic Technology Fund II and may be deemed to share voting and investment power with respect to all shares held by Cross Atlantic Technology Fund II.

(4)    Includes 727,693 shares of common stock beneficially owned by Cross Atlantic Technology Fund. XATF Management, L.P. (“XATF Management”) is the general partner of Cross Atlantic Technology Fund. Cross Atlantic Capital Partners, Inc. is the general partner of XATF Management. Messrs. Caldwell, McCrory, Adamsky, Fox, Tecce and Ms. Cameron are officers of Cross Atlantic Capital Partners, Inc., are sometimes identified as managing directors of Cross Atlantic Technology Fund and may be deemed to share voting and investment power with respect to all shares held by Cross Atlantic Technology Fund.

(5)    Includes 1,484,691 shares of common stock and immediately exercisable warrants to purchase 55,144 shares of common stock beneficially owned by Gazelle TechVentures Fund, L.P. (“GTV, LP”), Gazelle Co-Investment Fund, L.P. (“GCIF, LP”), Monument Technology Partners, LLC (“MTP, LLC”) and Gazelle TechVentures, Inc. (“GTV, Inc.”) (collectively, the “Gazelle Funds”). Of the 1,484,691 shares of common stock and immediately exercisable warrants to purchase 55,144 shares of common stock, GTV, LP beneficially owns 1,417,317 shares of common stock and warrants to purchase 52,643 shares of common stock, GCIF, LP beneficially owns 67,374 shares of common stock and warrants to purchase 2,501 shares of common stock, MTP, LLC beneficially owns 1,484,691shares of common stock and warrants to purchase 55,144 shares of common stock, and GTV, Inc. beneficially owns 1,484,691 shares of common stock and warrants to purchase 55,144 shares of common stock. Don N. Aquilano, the chairman of our board, is the President of GTV, Inc., which is the Manager of MTP, LLC. MTP, LLC is the general partner of GTV, LP and GCIF, LP. All of the shares of our common stock beneficially owned by the Gazelle Funds (including all shares that are deemed beneficially owned by reason of rights to acquire such shares) are owned of record for the accounts of GTV, LP or GCIF, LP. The address for the Gazelle Funds is: Gazelle TechVentures, Inc., 11611 North Meridian Street, Suite 310, Carmel, Indiana 46032, Attention: Don N. Aquilano.

(6)    The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed on February 12, 2009 (the “Baron 13G”), with the SEC by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Small Cap Fund (“BSC”) and Ronald Baron with respect to ownership of shares of our common stock. The Baron 13G reflects that BCG, BAMCO, BSC and Ronald Baron each have shared voting power and shared dispositive power with respect to 2,100,000 shares of common stock. BAMCO is a subsidiary of BCG and an investment adviser registered under Section 203 of the Investment

Advisers Act of 1940. Ronald Baron owns a controlling interest in BCG. BSC is an investment company registered under Section 8 of the Investment Company Act of 1940 and an investment advisory client of BAMCO. Each of BCG and Ronald Baron disclaim beneficial ownership of such shares of common stock held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Mr. Baron. BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates. The address of each of these beneficial owners is: 767 Fifth Avenue, New York, New York 10153.

(7)    The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed on February 17, 2009 (the “FMR 13G”), with the SEC by FMR LLC with respect to ownership of shares of our common stock. The FMR 13G reflects that FMR LLC and Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole dispositive power with respect to 2,061,630 shares of our outstanding common stock as a result of Fidelity acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, including Fidelity Growth Company Fund (“FGCF”), which holds all of the 2,061,630 shares of common stock. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, through their direct and indirect ownership of shares of FMR LLC and the execution of a certain voting agreement among FMR LLC shareholders may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC, Fidelity and FGCF is: 82 Devonshire Street, Boston, Massachusetts 02109.

(8)    The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed on February 12, 2009 (the “TRP 13G”), with the SEC by T. Rowe Price Associates, Inc. with respect to ownership of shares of our common stock. The TRP 13G reflects that T. Rowe Price Associates, Inc. (“Price Associates”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole dispositive power with respect to 1,358,400 shares of our outstanding common stock as a result of Price Associates acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Price Associates is: 100 E. Pratt Street, Baltimore, Maryland 21202.

(9)    The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed on March 6, 2009 (the “SAM 13G”), with the SEC by SAM Sustainable Asset Management AG (“SAM”) with respect to ownership of shares of our common stock. The SAM 13G reflects that SAM has sole dispositive power with respect to 1,100,000 shares of our outstanding common stock as a result of SAM acting as investment adviser with discretionary authority with respect to various advisory clients. The address of SAM is: Josefstrasse 218, 8005 Zurich, Switzerland.

(10)    Includes options to purchase 359,483 shares of common stock, which are exercisable within 60 days of April 24, 2009.

(11)    Includes options to purchase 62,971 shares of common stock, which are exercisable within 60 days of April 24, 2009.

(12)    Includes options to purchase 55,961 shares of common stock, which are exercisable within 60 days of April 24, 2009.

(13)    Includes 3,197 shares of common stock and an option to purchase 3,491 shares of common stock, which is exercisable within 60 days of April 24, 2009, owned by Mr. Aquilano. Also includes 1,484,691 shares of common stock and immediately exercisable warrants to purchase 55,144 shares of common stock beneficially owned by the Gazelle Funds. See footnote (5) above for a description of Mr. Aquilano’s relationship with the Gazelle Funds.

(14)    Includes 10,297 shares of common stock and an option to purchase 3,491 shares of common stock, which is exercisable within 60 days of April 24, 2009, owned by Mr. Caldwell. Also includes 6,154,249 shares of common stock beneficially owned by Cross Atlantic Technology Fund, L.P., Cross Atlantic Technology Fund II, L.P. and The Co-Investment Fund 2000 L.P. See footnotes (1) through (4) above for a description of the relationship among Mr. Caldwell and Cross Atlantic Technology Fund, L.P., Cross Atlantic Technology Fund II, L.P. and The Co-Investment Fund 2000 L.P.

(15)    Includes 7,033 shares of common stock, 4,928 shares of restricted common stock and an option to purchase 18,999 shares of common stock, which is exercisable within 60 days of April 24, 2009.

(16)    Includes 92,115 shares of common stock, 4,941 shares of restricted common stock, and an option to purchase 27,551 shares of common stock, which is exercisable within 60 days of April 24, 2009. Also includes 700 shares of common stock and an option to purchase 76 shares of common stock, which is exercisable within 60 days of April 24, 2009, held by his son, Mark Mikolajczyk. Michael Mikolajczyk disclaims beneficial ownership of the common stock and the shares underlying the common stock option held by Mark Mikolajczyk.

(17)    Includes 4,282 shares of common stock, 3,024 shares of restricted common stock and an option to purchase 3,273 shares of common stock, which is exercisable within 60 days of April 24, 2009.

(18)    Includes 7,460,168 shares of common stock, 13,214 shares of restricted common stock, warrants to purchase 322,970 shares of our common stock, which are exercisable within 60 days of April 24, 2009, and options to purchase 535,218 shares of our common stock, which are exercisable within 60 days of April 24, 2009, beneficially owned by our named executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to provide us copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock have been complied with during the fiscal year ended December 31, 2008, except for two Form 4s filed late by Michael E. Mikolajczyk for two transactions covering grants of common stock and restricted common stock, two Form 4s filed late by Raymond J. Spencer for two transactions covering grants of common stock and restricted common stock, three Form 4s filed late by Donald R. Caldwell for four transactions covering grants common stock and restricted common stock, two Form 4s filed late by Gordon Hunter for two transactions covering grants of restricted common stock, and two Form 4s filed late by Don N. Acquilano for two transactions covering grants of common stock and restricted common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

We recognize that transactions between Rubicon and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Ethics which is administered by our Audit Committee. All employees and members of our Board of Directors agree to be bound by the Code of Ethics. As a supplement to the Code of Ethics, the Audit Committee adopted a policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which we are a party and in which a “related person” has a material interest. Related persons include our directors, director nominees, executive officers, beneficial owners of 5% or more of any class of our voting securities and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or beneficial owner of less than 10% of the equity interests in that other company and (ii) certain compensation arrangements that have either been disclosed in our public filings with the SEC or approved by our Compensation Committee.

We collect information about potential related party transactions in our annual questionnaires completed by directors, executive officers and certain beneficial owners of 5% or more of any class of our voting securities. Potential related party transactions are first reviewed and assessed by our corporate secretary to consider the materiality of the transactions and then reported to the Audit Committee. If a related party transaction is identified during the year, it is reported promptly to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, our best interests and those of our shareholders and is in compliance with the Code of Ethics.

The following related party transactions have been ratified by the Audit Committee in accordance with the policy described above. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Registration Rights Agreement

We granted registration rights to the holders of our preferred stock pursuant to an amended and restated registration rights agreement, dated November 30, 2005. Under the terms of that agreement, the registration rights were extended to the common stock into which our preferred stock was converted immediately prior to the closing of our initial public offering in November 2007. The shareholders who are currently entitled to such registration rights with respect to their shares of common stock are Cross Atlantic Technology Fund, L.P., Cross Atlantic Technology Fund II, L.P., The Co-Investment 2000 Fund, L.P., Gazelle TechVentures Fund, L.P. and Gazelle Co-Investment Fund, L.P. The agreement provides these shareholders with demand and piggyback registration rights and includes customary expense reimbursement and cross indemnification provisions. The registration rights terminate at such time as the earlier of (i) when all registrable securities may be sold during any three-month period without registration under the Securities Act of 1933, as amended (the “Securities Act”), (ii) when no registrable securities remain outstanding and (iii) November 21, 2012.

Employment and Severance Arrangements with Executive Officers

We have entered into employment and severance arrangements with our executive officers as described under the caption “Executive Compensation—Employment and Severance Arrangements.”

Indemnification Agreements

We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. For a description of these agreements, see “Executive Compensation—Limitation on Liability and Indemnity.”

ADDITIONAL INFORMATION

Shareholder Proposals for Inclusion in the Proxy Statement

Any proposal that a shareholder intends to present for action at the 2010 Annual Meeting of Shareholders (“2010 Annual Meeting”) must be received by the Company no later than January 18, 2010, in order for the proposal to be included in the proxy statement and form of proxy for the 2010 Annual Meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Such proposals should be sent to William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

Other Shareholder Proposals and Nominations

Our bylaws prescribe the procedures that a shareholder must follow to nominate persons for election to the Board of Directors at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in our proxy statement for such meeting). Any nomination or proposed business that is not made in accordance with these procedures will be disregarded. The following summary of these procedures is qualified by reference to our bylaws, a copy of which may be obtained, without charge, from William F. Weissman, Secretary, Rubicon Technology, Inc., 9931 Franklin Avenue, Franklin Park, Illinois 60131.

A shareholder who intends to nominate a director for election or bring other business before an annual meeting must deliver timely written notice thereof to William F. Weissman, our Secretary, at the address shown above and must be a shareholder of record at the time notice is delivered. To be timely, the notice must be delivered not later than April 25, 2010 and not earlier than March 26, 2010 unless the date of the annual meeting is more than 30 days before or more than 60 days after June 24, 2010, in which case notice must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting.

Any such notice must contain the information specified in the bylaws regarding the shareholder giving the notice and, as applicable, each person whom the shareholder wishes to nominate for election as a director and the other business proposed to be brought before the annual meeting.

With respect to shareholder proposals not included in the Company’s proxy statement for the 2009 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals not received by the Company within a reasonable time before the mailing of this proxy statement.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO WILLIAM F. WEISSMAN, SECRETARY, RUBICON TECHNOLOGY, INC., 9931 FRANKLIN AVENUE, FRANKLIN PARK, ILLINOIS 60131.

April 30, 2009	By Order of the Board of Directors,

William F. Weissman Secretary

APPENDIX A

RUBICON TECHNOLOGY, INC.

2007 STOCK INCENTIVE PLAN

(As Amended and Restated Effective February 27, 2009)

ARTICLE 1

Establishment and Purposes of the Plan.

The Company established the Plan and the Board duly adopted the Plan originally on August 29, 2007. The Plan was amended and restated on February 27, 2009, subject to the approval of the Company’s shareholders.

1.1	Purposes of the Plan. The purposes of this Plan are:

(a)	to attract and retain the best available personnel for positions of substantial responsibility;

(b)	to provide additional incentive to Employees, Directors and Consultants; and

(c)	to promote the success of the Company’s business.

ARTICLE 2

Definitions

2.1	As used herein, the following terms shall have the meanings set forth below, unless otherwise clearly required by the context:

(a)	“Adverse Conduct” means, for purposes of Article 14, any of the following:

(1)	In the case of an Awardee who is an Employee, the Awardee’s rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company in violation of any noncompetition or other similar agreement between the Company and the Employee;

(2)	An Awardee’s unauthorized disclosure to anyone outside the Company, or the use in other than the Company’s business, of any confidential information or material relating to the business of the Company, acquired by the Awardee either during or after employment with the Company or either during or after having provided services to the Company as a Consultant;

(3)	An Awardee’s failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries where the Awardee has a legal obligation to so disclose, assign or take such actions;

(4)	Activity by the Awardee that results in termination of the Awardee’s employment or services for the Company for Cause;

(5)	An Awardee’s violation of any written Company rules, policies, procedures or guidelines regarding business conduct, where such rules, policies, procedures or guidelines have been distributed or made available to the Awardee; or

(6)	Any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company in violation of any noncompetition or other similar agreement between the Company and the Employee.

(b)	“Applicable Laws” means the requirements relating to the administration of stock incentive plans under U.S. state corporate laws, rules and regulations, U.S. federal and state securities laws, rules and regulations, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)	“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Bonus Shares granted under the Plan.

(d)	“Award Agreement” means a written or electronic agreement between an Awardee and the Company evidencing the terms and conditions of an Award granted pursuant to the Plan. An Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Awardee” means the Service Provider-recipient of an outstanding Award granted under the Plan.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Bonus Shares” means Shares that are granted to a Service Provider pursuant to Article 11 of the Plan without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become a Service Provider of the Company or a Subsidiary.

(h)	“Cause” means, unless otherwise defined for a particular Awardee in an Award Agreement or in an employment or consulting agreement between the Company and such Awardee which addresses the effect of a termination for Cause (as therein defined) on benefits hereunder:

(1)	an Awardee’s commission of a felony or other crime involving fraud, dishonesty or moral turpitude;

(2)	an Awardee’s willful or reckless misconduct in the performance of the Awardee’s duties;

(3)	an Awardee’s habitual neglect of duties; provided, however that the Awardee is given at least ten (10) days prior written notice of such habitual neglect and the opportunity to cure any curable neglect; or

(4)	an Awardee’s breach or violation of any agreement between the Awardee and the Company, including but not limited to any noncompetition, nonsolicitation, or nondisclosure undertaking, or of any Company policy.

Notwithstanding the foregoing, for purposes of clauses (2) and (3) above, Cause shall not include bad judgment or negligent acts not amounting to habitual neglect of duties. An Awardee who agrees to resign his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

(i)	“Change in Control” means the occurrence of any of the following events:

(1)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(2)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(3)	A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(4)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(j)	“Code” means the Internal Revenue Code of 1986, as amended, and any regulations and rulings thereunder.

(k)	“Committee” means the Board or the committee of the Board designated by the Board to administer this Plan in accordance with Article 4 of the Plan.

(l)	“Common Stock” means the common stock, $0.001 par value, of the Company.

(m)	“Company” means Rubicon Technology, Inc., a Delaware corporation.

(n)	“Consultant” means a natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity (other than an Employee or Director).

(o)	“Date of Grant” means the date on which the Committee completes the corporate action granting an Award or such other later date following the completion of such corporate action as is established by the Committee and set forth in the Award Agreement. Notice of a grant shall be provided to each Awardee within a reasonable time after the date of such grant.

(p)	“Director” means a member of the Board.

(q)	“Disability” or “Disabled” means:

(1)	as to an Incentive Stock Option, a total and permanent disability as defined in Code Section 22(e)(3);

(2)	as to an Award (other than an Incentive Stock Option), that constitutes “deferred compensation” for purposes of Code Section 409A:

(A)	The Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(B)	The Awardee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company;

(C)	The Awardee is determined to be totally disabled by the Social Security Administration; or

(D)	The Awardee is determined to be disabled under a disability insurance program applying the definition of disability set forth in either Subsection (A) or (C) of this definition; and

(3)	As to all other Awards, as determined by the Committee.

(r)	“Effective Date” means August 30, 2007.

(s)	“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any regulations and rulings thereunder.

(u)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(2)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(3)	The price per share at which Shares are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering of the Common Stock pursuant to a registration statement filed with the SEC under the Securities Act if the Award is made on the effective date of such registration statement; or

(4)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method.

(v)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

(w)	“Initial Public Offering” means the underwritten initial public offering of Common Stock that is registered under the Securities Act.

(x)	“Modification” means any change in the terms of an Option or a Stock Appreciation Right (or change in the terms of the Plan or applicable Option or Stock Appreciation Right agreement) that may provide the holder of the Option or Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Option or Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Option or Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms.

(1)	An extension of an Option or Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Option or Stock Appreciation Right.

(2)	A renewal of an Option or Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Option or Stock Appreciation Right on the same terms and conditions.

(3)	Notwithstanding the foregoing provisions of this Section 2.1(x)(3), it is not a Modification of an Option or Stock Appreciation Right to provide an additional period of time within which to exercise the Option or Stock Appreciation Right if such additional period of time ends no later than (i) the original term of the Option or Stock Appreciation Right, or (ii) ten (10) years, and it is not a Modification to change the terms of an Option or Stock Appreciation Right in any of the ways or for any of the purposes specifically described in applicable Treasury Regulations under Code Section 409A as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

(y)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

(aa)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)	“Option” means a stock option granted under the Plan pursuant to Article 6 of the Plan.

(cc)	“Option Agreement” means an Award Agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option granted to the Optionee pursuant to the Plan. The Option Agreement is subject to the terms and conditions of the Plan.

(dd)	“Optioned Stock” means the Common Stock subject to an Option.

(ee)	“Optionee” means the holder of an outstanding Option granted under the Plan.

(ff)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)	“Performance Award” means an Award granted under the Plan pursuant to Article 10 of the Plan.

(hh)	“Performance Factors” means the performance of the Company or any Subsidiary, division, business unit or individual using one of the following measures, either on an operating or GAAP basis where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies: revenue; net revenue; revenue growth; net revenue growth; earnings (including on a per share basis); earnings growth rate (including on a per share basis); earnings before interest, taxes, depreciation and amortization (“EBITDA”); total shareholder return; profitability; return on equity; return on capital; return on assets, cash flow, including free cash flow; cost savings; process improvement goals; achievement of balance sheet or income statement objective goals; product units shipped; and capital expenditures. When establishing Performance Factors for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles, including without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

(ii)	“Performance Period” means the period of 12 months or longer, but not exceeding five years, established by the Committee in connection with the grant of an Award for which the Committee has established performance objectives.

(jj)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(kk)	“Plan” means this Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended from time to time.

(ll)	“Restricted Stock” means Shares granted under the Plan pursuant to Article 8 of the Plan.

(mm)	“Restricted Stock Agreement” means an Award Agreement between the Company and an Awardee evidencing the terms and conditions of a grant of Restricted Stock to the Awardee. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(nn)	“Restricted Stock Unit” means an Award granted under the Plan pursuant to Article 9 of the Plan.

(oo)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)	“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

(qq)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(rr)	“Securities Act” means the Securities Act of 1933, as amended, and any regulations and rulings thereunder.

(ss)	“Service Provider” means an Employee, Director or Consultant.

(tt)	“Stock Appreciation Right” means a right to receive Shares or cash from the Company pursuant to Article 7 of the Plan.

(uu)	“Share” means a share of the Common Stock, as adjusted in accordance with Article 13 of the Plan.

(vv)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Code Section 424(f).

(ww)	“Termination” means the termination of an Awardee’s employment or service with the Company and all Subsidiaries. An Employee’s transfer between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor does not constitute a Termination. A Service Provider for a Subsidiary shall, however, incur a Termination if the Subsidiary ceases to be a Subsidiary and the Service Provider does not immediately thereafter become a Service Provider of the Company or another Subsidiary.

(1)	A Service Provider who is an Employee shall not incur a Termination in the case of any leave of absence approved by the Company, except, that:

(2)	For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(3)	For purposes of an Award (other than an Incentive Stock Option), that constitutes “deferred compensation” for purposes of Code Section 409A, if reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, the Awardee shall be deemed to have incurred a Termination on the one hundred eighty-first (181st) day of such leave.

2.2	In addition, certain terms used herein that are capitalized and set forth in quotes shall have the definitions ascribed to them in the first place in which they are used.

2.3	In applying the Plan’s definitions, the masculine shall include the feminine and the singular shall include the plural, and vice versa.

ARTICLE 3

Type of Awards; Shares Subject to the Plan

3.1	Types of Awards. The following types of Awards may be granted under the Plan: Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, and Bonus Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant.

3.2	Shares Subject to the Plan. Subject to adjustment as provided in Article 13 of the Plan, the maximum number of Shares which may be awarded or sold under the Plan is 2,307,692 Shares. All of the Shares that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

(a)	If an Award covered by one or more Shares is settled in cash or is forfeited without the delivery of Shares, such Shares shall again become available for future grant or sale under the Plan (unless the Plan has been terminated).

(b)

If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, the unpurchased Share or Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that

Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan;

(c)	If an Optionee tenders previously-acquired Shares in payment of the exercise price of an Option or if Shares are withheld in payment of the Option exercise price, the number of Shares represented thereby shall again be available for further Awards under the Plan;

(d)	If a Stock Appreciation Right is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for further awards under the Plan; and

(e)	If an Awardee tenders previously-acquired Shares in satisfaction of applicable tax withholding obligations, or if any Shares covered by an Award are not delivered to the Awardee because such Shares are withheld to satisfy applicable tax withholding obligations, such Shares shall again be available for further Awards under the Plan.

3.3	Individual Award Limits. The maximum number of Shares with respect to which Awards (including but not limited to Options and Stock Appreciation Rights) may be granted in a single calendar year to an individual Awardee (including Awards that are denominated in Shares but may be settled by payment of an equivalent amount in cash) may not exceed 300,000 Shares. The maximum amount of Awards denominated in cash (including Awards that are denominated in cash but may be settled by payment of an equivalent amount in Shares) that may be granted in a single calendar year to an individual Awardee may not exceed $2,400,000.

3.4	Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the other corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the other corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding stock option or stock appreciation right must satisfy the requirements of Treasury Regulation § 1.424-1 and Code Section 409A, as applicable. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3.2 of the Plan.

ARTICLE 4

Administration of the Plan

4.1	Procedure.

(a)	Multiple Administrative Bodies. The Board shall appoint a committee of the Board to administer the Plan. The committee so appointed may consist of the Board itself.

(1)	The Board may appoint different committees to administer the Plan with respect to different groups of Service Providers, in which case, the Board shall specify the duties and authority of each such committee, and, to the extent such authority has been delegated by the Board, each such committee shall be the “Committee” for purposes of the Plan.

(2)	The Board may delegate to the Company’s chief executive officer all or part of the Committee’s duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Code Section 162(m). To the extent such authority has been delegated by the Board, the Company’s chief executive officer shall be the “Committee” for purposes of the Plan.

(3)	The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.

(4)	Unless expressly delegated, the Board has reserved to itself the authority to amend, alter, suspend or terminate the Plan.

(b)	Code Section 162(m). To the extent that the Committee determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

(c)	Rule 16b-3. To the extent that the Committee determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more “non-employee directors” within the meaning of Rule 16-3 and the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(d)	Exchange Requirements. To the extent required, the Plan shall be administered by a Committee of “independent directors” within the meaning of any applicable stock exchange rule.

4.2	Powers of the Committee. Subject to the provisions of the Plan and subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its sole discretion:

(a)	to determine type of Awards (i.e., Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and/or Bonus Shares) to be granted hereunder;

(b)	to determine the Fair Market Value;

(c)	to select the Service Providers to whom Awards may be granted;

(d)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(e)	to approve forms of agreements for use under the Plan;

(f)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to:

(1)	in the case of an Option or Stock Appreciation Right, the time or times when Options may be exercised (which may be based on performance objectives);

(2)	in the case of a grant of Restricted Stock, the amount (if any) of the consideration to be paid by a Service Provider for such Restricted Stock;

(3)	any vesting acceleration or waiver of forfeiture restrictions with respect to Awards, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(g)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(i)	to modify or amend each Award (subject to Article 16 of the Plan);

(j)	to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable;

(k)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(l)	to cancel any unexpired or unpaid Options if at any time the Committee determines the Optionee is not in compliance with the terms and conditions (including, but not limited to any noncompete or nonsolicitation provisions) of the Option Agreement related to such Options; and

(m)	to make all other determinations deemed necessary or advisable for administering the Plan.

4.3	Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Awardees and any other holders of Awards. No member of the Board or of any of the Committees administering the Plan shall be liable for any action or determination made with respect to the Plan or any grant thereunder.

ARTICLE 5

Eligibility

5.1	The Committee may grant Nonstatutory Stock Options, Restricted Stock, Restricted Stock Awards, Performance Awards, and Bonus Shares to all Service Providers. Incentive Stock Options may be granted only to Employees. The provisions of Awards need not be the same with respect to each recipient. Each grant of an Award shall be confirmed by, and subject to the terms of an Award Agreement.

ARTICLE 6

Options

6.1	Generally. Subject to the limitations of the Plan, the Committee may make grants of Options to Service Providers.

6.2	Designation As Either An Incentive Stock Option or As A Nonstatutory Stock Option; $100,000 Limitation. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.2, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

6.3	Option Term. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

6.4	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(a)	In the case of an Incentive Stock Option,

(1)	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Date of Grant.

(2)	granted to any Employee other than an Employee described in paragraph (1) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

(b)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Committee; provided, however, that the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

6.5	Waiting Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

6.6	Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(a)	cash;

(b)	check;

(c)	other Shares which (1) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (2) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(d)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan to the extent permitted by Applicable Laws;

(e)	a reduction in the amount of any Company liability to the Optionee;

(f)	any combination of the foregoing methods of payment; or

(g)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.

6.7	Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Option Agreement. Unless the Committee provides otherwise, vesting of any Option granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

(a)	An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) any written representations, covenants, and undertakings that the Company may prescribe in the Option Agreement. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

(b)	Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(c)	The Committee may suspend the right to exercise a Stock Option at any time when the Committee determines that allowing the exercise and issuance of Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Stock Option are extended during a period of suspension.

6.8	Notification under Code Section 83(b). If the Optionee, in connection with the exercise of any Option, makes the election permitted under Code Section 83(b) to include in such Optionee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Optionee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Option or at any time thereafter prior to such an election being made, prohibit an Optionee from making the election described above.

6.9	Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

6.10	Modifications Generally Prohibited. Once granted, no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation or having an additional deferral feature within the meaning of applicable Treasury Regulations under Code Section 409A.

6.11	Non-Transferability of Options. An Option that is an Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Unless determined otherwise by the Committee, a Nonstatutory Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee. If the Committee grants a Nonstatutory Stock Option that is transferable, the Option Agreement for such Nonstatutory Stock Option shall contain such additional terms and conditions governing the Option’s transferability as the Committee deems appropriate.

6.12	Termination of Service Provider For Cause. If a Service Provider is terminated for Cause, any unexercised Option shall terminate effective immediately upon such termination.

6.13	Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement); provided, however, that the time specified in the Option Agreement shall not be less than six (6) months. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

6.14

Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death; provided, however, that the time specified in the Option Agreement shall not be less than six (6) months. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

6.15	For Any Other Reason. If an Optionee ceases to be a Service Provider, other than for Cause or upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement); provided, however, that the time specified in the Option Agreement shall not be less than thirty (30) days. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

ARTICLE 7

Stock Appreciation Rights

7.1	Generally. Subject to the limitations of the Plan, the Committee may grant Stock Appreciation Rights to Service Providers. Stock Appreciation Rights may be granted in connection with, and on the same Date of Grant, as all or any part of an Option to a Service Provider or may be granted as a separate Award.

7.2	Stock Appreciation Rights Not Granted In Connection With Options. The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(a)	Described. A Stock Appreciation Right shall entitle the Awardee, upon exercise of all or any part of the Stock Appreciation Right, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Shares covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of the Stock Appreciation Right on the Date of Grant, except as provided in Article 13 of the Plan.

(b)	Term. The term of each Stock Appreciation Right shall be ten (10) years from the Date of Grant or such shorter term as may be provided in the Award Agreement. No Stock Appreciation Right may be exercised after the expiration of its term.

(c)	Waiting Period and Exercise Dates. At the time a Stock Appreciation Right is granted, the Committee shall fix the period within which the Stock Appreciation Right may be exercised and shall determine any conditions which must be satisfied before the Stock Appreciation Right may be exercised. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Stock Appreciation Right exceeds the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right.

(d)	Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. Unless the Committee provides otherwise, vesting of any Stock Appreciation Right granted hereunder shall be tolled during any unpaid leave of absence. A Stock Appreciation Right may not be exercised for a fraction of a Share.

(e)	Effect of Exercise Upon Available Shares. Exercising a Stock Appreciation Right in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Stock Appreciation Right, by the number of Shares as to which the Stock Appreciation Right is exercised.

(f)	Notification under Code Section 83(b). If the Awardee, in connection with the exercise of any Stock Appreciation Right, makes the election permitted under Code Section 83(b) to include in such Awardee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Awardee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of a Stock Appreciation Right or at any time thereafter prior to such an election being made, prohibit an Awardee from making the election described above.

(g)	Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Committee shall establish and communicate to the Awardee at the time that such offer is made.

(h)	Non-Transferability of Stock Appreciation Rights. Unless determined otherwise by the Committee, a Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Committee grants a Stock Appreciation Right that is transferable, the Award Agreement for such Stock Appreciation Right shall contain such additional terms and conditions governing the Stock Appreciation Right’s transferability as the Committee deems appropriate.

(i)	Termination of Service Provider For Cause. If a Service Provider is terminated for Cause, any unexercised Stock Appreciation Right shall terminate effective immediately upon such termination.

(j)	Disability of Awardee. If an Awardee ceases to be a Service Provider as a result of the Awardee’s Disability, the Awardee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement); provided, however, that the time specified in the Award Agreement shall not be less than six (6) months. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Awardee’s termination. If, on the date of termination, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Awardee does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(k)	Death of Awardee. If an Awardee dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Awardee’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death; provided, however, that the time specified in the Award Agreement shall not be less than six (6) months. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for six (6) months following the Awardee’s death. If, at the time of death, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Awardee’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(l)	For Any Other Reason. If an Awardee ceases to be a Service Provider, other than for Cause or upon the Awardee’s death or Disability, the Awardee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement); provided, however, that the time specified in the Award Agreement shall not be less than thirty (30) days. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Awardee’s termination. If, on the date of termination, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Awardee does not exercise his or her Stock Appreciation Right within the time specified by the Committee, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

7.3	Stock Appreciation Rights Granted In Connection With Options. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(a)	A Stock Appreciation Right granted in connection with an Option must be granted on the same Date of Grant as the Option to which it relates.

(b)	A Stock Appreciation Right granted in connection with an Option shall entitle the Awardee, upon exercise of all or any part of the Stock Appreciation Right, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares as is covered by the Stock Appreciation Right (or the portion of the Stock Appreciation Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.

(c)	Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(d)	Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall lapse or be forfeited no later than the date on which the related Option lapses or is forfeited.

(e)	A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the exercise of the related Option.

(f)	The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(g)	A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Stock Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

7.4

Form of Payment. The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, (iii) a fixed combination of Shares or cash, or (iv) the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise. Any Shares issued upon exercise of a Stock Appreciation Right shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in payment of a Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company shall issue (or cause to be issued) Shares that are to be issued in payment of a Stock Appreciation Right promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

7.5	Procedure for Exercise; Rights As a Shareholder. A Stock Appreciation Right shall be deemed exercised when the Company receives a written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right. In addition, if the Stock Appreciation Right provides for the delivery of Shares in settlement of the Company’s obligation under the Stock Appreciation Right, prior to the delivery of Shares, the Company must also receive from the person entitled to exercise the Stock Appreciation Right any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

7.6	Modifications Generally Prohibited. Once granted, no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature within the meaning of applicable Treasury Regulations under Code Section 409A.

ARTICLE 8

Restricted Stock

8.1	Generally. Subject to the limitations of the Plan, the Committee may make grants of Restricted Stock to Service Providers.

8.2	Administration. Shares of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Service Providers to whom, and the time(s) at which grants of Restricted Stock will be made, the number of shares to be awarded to any Service Provider, the amount of the consideration (if any) that is to be paid, the time(s) within which, and the conditions under which such Restricted Stock may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in this Article 8.

8.3	Awards and Certificates. As a condition to the grant of Restricted Stock under the Plan, each Awardee shall execute and deliver to the Company (i) an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Shares awarded, (ii) the consideration, if any, to be paid for the Shares, and (iii) any written representations, covenants, and undertakings that the Committee may prescribe in the Restricted Stock Agreement. Certificates for Shares delivered pursuant to such Awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such Shares of Restricted Stock are subject.

8.4	Form of Consideration. The consideration for Restricted Stock (if any) shall consist entirely of cash.

8.5	Notification under Code Section 83(b). If, in connection with a grant of Restricted Stock, the Awardee makes the election permitted under Code Section 83(b) to include in such Awardee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Awardee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of Restricted Stock or at any time thereafter prior to such an election being made, prohibit an Awardee from making the election described above.

8.6	Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Restricted Stock previously granted based on such terms and conditions as the Committee shall establish and communicate to the Awardee at the time that such offer is made.

8.7	Terms and Conditions. Subject to the provisions of the Plan and the applicable Restricted Stock Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Awardee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the Awardee or of the Company for which the Awardee is employed or such other factors or criteria as the Committee may determine.

8.8	Rights as a Shareholder. Except as otherwise provided in this Plan and the applicable Restricted Stock Agreement, the Awardee shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. Absent a provision regarding the disposition of dividends in the applicable Restricted Stock Agreement, any dividend payable with respect to Restricted Stock shall be paid to the Service Provider no later than the end of the calendar year in which the same dividends on Shares are paid to the shareholders of such Shares generally, or if later, the 15th day of the third month following the date on which the same dividends on Shares are paid to the Shares’ shareholders.

8.9	Termination for Cause. If a Service Provider is terminated for Cause, any Restricted Stock previously granted to the Service Provider that remains unvested as of the date of termination shall be forfeited effective immediately upon such termination.

8.10	Termination Other Than for Cause. Except as otherwise provided in the applicable Restricted Stock Agreement or as determined by the Committee, if a Service Provider ceases to be a Service Provider other than for Cause, any Restricted Stock previously granted to the Service Provider that remains unvested as of the date of cessation shall be forfeited immediately upon such cessation.

ARTICLE 9

Restricted Stock Units

9.1	Generally. Subject to the limitations of the Plan, the Committee may make grants of Restricted Stock Units to Service Providers. A Restricted Stock Unit is the grant of a right to receive a Share of Common Stock or the Fair Market Value in cash of a Share of Common Stock, in the future, at such time and contingent upon such terms as the Committee shall establish.

9.2	Administration. Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Service Providers to whom, and the time(s) at which grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded to any Service Provider, the time(s) within which, and the conditions under which such Restricted Stock Unit may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in this Article 9.

9.3	Terms and Conditions. The Committee shall establish as to each grant of Restricted Stock Units the terms and conditions upon which such Restricted Units shall become vested. The Committee may base the vesting of Restricted Stock Units upon (i) the continued employment or service of the Awardee, (ii) the achievement of performance objectives, or (iii) a combination thereof. The Committee may provide for the vesting of Restricted Stock Units in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the Awardee or of the Company for which the Awardee is employed or such other factors or criteria as the Committee may determine.

9.4

Dividend Equivalents. If (and only if) expressly authorized in the applicable Award Agreement, in the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, a Service Provider will be credited with an additional number of Restricted Stock Units

(including fractions thereof) determined by dividing (i) the amount of cash, or the value (as determined by the Committee) of any securities or other property, paid or distributed in respect of a Share by (ii) the Fair Market Value of a Share for the date of such payment or distribution, and multiplying the result of such division by (iii) the number of Restricted Stock Units that were credited to a Service Provider immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock to the bookkeeping account to which the Service Provider’s Restricted Stock Units are credited. Dividends credited to a Service Provider shall be subject to the same restrictions and shall be distributed at the same time and in the same manner as the Restricted Stock Units to which they relate.

9.5	Non-Transferability. Restricted Stock Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

9.6	No Rights as a Shareholder. A Service Provider who is to receive settlement of his or her vested Restricted Stock Units by the delivery of Shares shall have no rights as a shareholder of the Company until the Shares are actually issued to the Service Provider pursuant to the terms of the applicable Award Agreement. The Shares may be issued without consideration.

9.7	Termination for Cause. If a Service Provider is terminated for Cause, any Restricted Stock Units previously granted to the Service Provider that have not been settled by the delivery of cash or Shares shall be forfeited effective immediately upon such termination.

9.8	Termination Other Than for Cause. Except as otherwise provided in the applicable Award Agreement or as determined by the Committee, if a Service Provider ceases to be a Service Provider other than for Cause, any Restricted Stock Units previously granted to the Service Provider that remain unvested as of the date of cessation shall be forfeited immediately upon such cessation.

9.9	Form of Payment. The manner in which the Company shall settle its obligation (if any) arising out of the grant of a grant of Restricted Stock Units shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, (iii) a fixed combination of Shares or cash, or (iv) the Committee may reserve the right to determine the manner of payment at the time that the Restricted Stock Units are settled.

(a)	Shares of Common Stock issued in settlement of Restricted Stock Units shall be valued at (i) their Fair Market Value on the date of payment for purposes of determining the amount of compensation paid to the Awardee, and (ii) as provided in the Award Agreement for any other purpose.

(b)	In addition, if the Award Agreement for a grant of Restricted Stock Units provides for the delivery of Shares in settlement of the Company’s obligation under the Award, prior to the delivery of any Shares, the Company must also receive from the Awardee any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

(c)	Any Shares issued upon settlement of Restricted Stock Units shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of Restricted Stock Units, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

ARTICLE 10

Performance Awards

10.1

Generally. Subject to the limitations of the Plan, the Committee may make grants of Performance Awards to Service Providers who are Employees. A Performance Award shall consist of the right to receive a payment that is contingent upon the attainment of one or more performance objectives during a

Performance Period. Performance Awards may be denominated in cash (e.g., units valued at $100 at target level of performance) or Shares. Each grant of Performance Awards shall be evidenced by an Award Agreement, which shall set forth the terms and conditions of the Performance Award.

10.2	Establishment of Performance Criteria. On or prior to the Date of Grant of a Performance Award, the Committee shall establish for such Performance Award:

(a)	The Performance Period;

(b)	One or more performance objectives;

(c)	The formula for determining the amount or amounts that shall be earned under the Performance Award, if any, based upon the degree of attainment of the applicable performance objectives;

(d)	The conditions under which an Awardee shall forfeit the Performance Award;

(e)	Such other terms and conditions that the Committee shall establish.

10.3	Performance Objectives. Performance objectives may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout of full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Unless otherwise provided in the Award Agreement, the Committee shall have the right to reduce or increase the amount payable to an Awardee with respect to an Award from the amount that would be payable by application of the Award’s formula.

10.4	Determination of Award Amount. At the expiration of the Performance Period, the Committee shall determine (i) the extent to which the predetermined performance objectives have been achieved during the Performance Period, (ii) the resulting value of the Performance Awards, and (iii) the payment, if any, owed to the Awardee.

10.5	Non-Transferability. Performance Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

10.6	Form of Payment. The manner in which the Company shall settle its obligation (if any) arising out of the grant of a Performance Award shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, (iii) a fixed combination of Shares or cash, or (iv) the Committee may reserve the right to determine the manner of payment at the time the Performance Award is settled.

(a)	Shares of Common Stock issued in settlement of a Performance Award shall be valued at (i) their Fair Market Value on the date of payment for purposes of determining the amount of compensation paid to the Awardee, and (ii) as provided in the Award Agreement for any other purpose (e.g., for purpose of converting a Performance Award denominated in cash into Shares for purposes of payment).

(b)	In addition, if the Award Agreement for a Performance Award provides for the delivery of Shares in settlement of the Company’s obligation under the Award, prior to the delivery of any Shares, the Company must also receive from the Awardee any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

(c)	Any Shares issued upon settlement of Performance Awards shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of a Performance Award grant, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

ARTICLE 11

Bonus Shares

11.1	Generally. Subject to the limitations of the Plan, the Committee may grant Bonus Shares to any Service Provider, in such amount and upon such terms, at any time and from time to time as the Committee in its sole discretion shall determine.

11.2	Awards and Certificates. Prior to the delivery of any Shares to the Awardee in payment of a grant of Bonus Shares, the Company must receive from the Awardee any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement. Any Shares issued with respect to a grant of Bonus Shares shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

11.3	Non-Transferability. Until actually delivered to the Awardee, Bonus Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

ARTICLE 12

Designation of Awards as Performance-Based Compensation

The Committee may designate an Award of Restricted Stock, Restricted Stock Units, or Performance Awards as intended to qualify as “performance based compensation” within the meaning of Code Section 162(m).

12.1	Any Award of Restricted Stock, Restricted Stock Units, or any Performance Award that is intended to qualify as performance-based compensation shall be, to the extent required by Code Section 162(m), either (i) conditioned upon the attainment of one or more Performance Factors, or (ii) granted based upon the achievement of one or more Performance Factors.

12.2	Any Award of Restricted Stock, Restricted Stock Units, or any Performance Award that is intended to qualify as performance-based compensation shall also be subject to the following:

(a)	No later than ninety (90) days following the commencement of each performance period (or such other time as may be required or permitted by Code Section 162(m)), the Committee shall, in writing, (1) grant a target number of Shares or units, (2) select the performance goal or goals applicable to the performance period and specify the relationship between performance goals and the number of Shares or units that may be earned by an Awardee for such Performance Period.

(b)	Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable performance objectives have been achieved and the number of units or Shares, if any, earned by an Awardee for such Performance Period.

(c)	In determining the number of units or Shares earned by an Awardee for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

ARTICLE 13

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

13.1	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan as well as the price per Share covered by each outstanding Option and the base amount per Share of each Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Share, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; provided, however, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Code Section 422(b)(1); provided further, that with respect to Options and Stock Appreciation Rights, no such adjustment shall be authorized to the extent such adjustment would cause the Options and Stock Appreciation Rights to become “deferred compensation” subject to Code Section 409A. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

ARTICLE 14

Cancellation and Rescission of Awards

14.1	Cancellation of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised (in the case of Options or Stock Appreciation Rights), unvested, or unpaid Award at any time if the Awardee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Awardee has engaged in any Adverse Conduct.

14.2	Certification of Compliance May Be Required. Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Awardee to certify, in a manner acceptable to the Company, that the Awardee is in compliance with the terms and conditions of the Plan.

14.3	Rescission of Awards. Unless the Award Agreement specifies otherwise, for a period of two (2) years following the exercise, payment or delivery of an Award (the “Rescission Period”), the Committee may rescind any such exercise, payment, or delivery of the Award upon its determination that the Awardee has engaged in Adverse Conduct prior to the delivery of the Award or during the Rescission Period. In the event of any such rescission, the Awardee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

ARTICLE 15

Change in Control Provisions

15.1	In the event of a merger or Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction.

15.2

In the event that the successor corporation does not assume or substitute for the Award, the Awardee will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation

Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Committee will notify the Awardee in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

15.3	For the purposes of this Article 15, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

15.4	Notwithstanding anything in this Article 15 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Awardee’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

ARTICLE 16

Amendment and Termination of the Plan

16.1	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

16.2	Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

16.3	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Awardee, unless mutually agreed otherwise between the Awardee and the Committee, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 17

Conditions Upon Issuance of Shares

17.1	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Under no circumstances shall the Company be obligated to effect or maintain any registration under the Securities Act or other similar Applicable Laws.

17.2	Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.3	Restrictions on Share Transferability.

(a)	Generally. The Committee may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

(b)	Market Standoff. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective resignation statement filed under the Securities Act, including the Company’s Initial Public Offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed two hundred fourteen (214) days following the effective date of the registration statement. The limitations of this Section 17.3(b) shall in all events terminate two years after the effective date of the Company’s Initial Public Offering.

(1)	In the event of any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased Shares shall be immediately subject to the provisions of this Section 17.3(b), to the same extent the purchased Shares are at such time covered by such provisions.

(2)	In order to enforce the limitations of this Section 17.3(b), the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable stand off period.

ARTICLE 18

Additional Provisions

18.1	Term of Plan. Subject to Section 18.6 of the Plan, the Plan became effective upon its original adoption by the Board. It shall continue in effect for a term of ten (10) years from such original adoption by the Board unless terminated earlier under Article 16 of the Plan.

18.2	Unfunded Status of Plan. It is intended that the Plan shall constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

18.3	No Right to Continue As A Service Provider. Neither the Plan nor any Award shall confer upon an Awardee any right with respect to continuing the Awardee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Awardee’s right or the Company’s right to terminate such relationship at any time, with or without Cause.

18.4	Inability to Obtain Authority. The inability or failure of the Company to obtain authority from any regulatory body having jurisdiction (including, without limitation, effectiveness of a registration statement under the Securities Act), which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.5	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.6	Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. If such shareholder approval is not obtained, all Awards granted under the Plan shall be cancelled.

18.7	No Right to Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

18.8	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

18.9	Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.10	Designation of Beneficiary. The Committee may establish procedures allowing an Awardee to designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Awardee’s death.

18.11	Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois.

18.12	Code Section 409A. To the extend that any Award shall constitute “deferred compensation” subject to Code Section 409A, such Award shall be administered in accordance with the requirements of Code section 409A(a)(2)(A)(i), which prohibits the distribution of compensation subject to Code section 409A to a “specified employee” of a publicly traded company any earlier than six months after the date of separation of service in the case of a distribution by reason of a separation of service.

[END OF PLAN]

RUBICON TECHNOLOGY, INC.

9931 FRANKLIN AVENUE

FRANKLIN PARK, IL 60131

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RUBICON TECHNOLOGY, INC.	For All	Withhold All	ForAll Except
The Board of Directors recommends a vote “FOR” the election of each of the nominees named in Proposal 1.
	☐	☐	☐

Vote on Directors 1. Election of Directors Nominees: 01) Gordon Hunter 02) Michael E. Mikolajczyk

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Vote on Proposal		For	Against	Abstain
The Board of Directors recommends a vote “FOR” the following Proposals 2 and 3.
2.	PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.	☐	☐	☐
3.	PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE RUBICON TECHNOLOGY, INC. 2007 STOCK INCENTIVE PLAN.	For ☐	Against ☐	Abstain ☐
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

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M14464-P79993

RUBICON TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hap R. Hewes and William F. Weissman, and each of them, proxies with full power of substitution, to vote the shares of Common Stock of Rubicon Technology, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 24, 2009 or any adjournments thereof.

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